Post Qualification Amendment No. 4

PART II — OFFERING CIRCULAR

Explanatory Note

This Post-Qualification Amendment No. 4 (this “Amendment No. 3”) amends the information contained in the Offering Circular of C3 Bullion, Inc. (the “Company”) (as the same may be amended and supplemented from time to time, the “Offering Circular”), which forms a part of the Offering Statement on Form 1-A (File No. 024-12367) originally qualified by the United States Securities and Exchange Commission January 22, 2025, and is being filed in order to, among other things, (i) extend the offering, (ii) include our most recent financial statements and (iii) to reflect the appointment of a Chief Financial Officer.

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Offering Circular

Subject to Completion, Dated May 23, 2025

C3 Bullion, Inc.

A Delaware Corporation

(The “Company” or “C3”)

Up to 8,000,000 C3 shares at $40,000,000

C3 Bullion, Inc., a Delaware corporation (the “Company” or “C3”) is offering investors (the “Offering”) the opportunity to purchase eight million (8,000,000) C3 common shares (the “Shares”). The Shares will be sold at a price of $5.00 per Share for an aggregate of $40,000,000 (the “Maximum Amount”). No exercise price will be required to be paid. We are selling the Shares on a “best efforts” basis through a Tier 2 offering pursuant to Regulation A (“Regulation A+”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Shares are highly speculative securities, see “Risk Factors” beginning on page 14.

	Price to the Public	Underwriting discount and commissions (2)	Proceeds to Issuer	Proceeds to other persons

Per Share(1)	$5.00	$8%	$4.60	$

Total Maximum	$40,000,000	$3,200,000 (2)	$36,800,000	$

(1)Please refer to the section entitled “Description of Shares” on page 70 for a “Description of the Shares”.

(2)The Company has engaged tZERO Securities, LLC, a U.S. broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member of FINRA and SIPC (“tZERO”), as the exclusive placement agent and broker-dealer of record in connection with this Offering. To ensure adherence to fair compensation guidelines, tZERO will ensure that the total compensation received by it and its affiliates shall not exceed 8% of the gross proceeds received by the Company from investors for the Offering (excluding any third-party expenses incurred by tZERO).  This table assumes tZERO and its affiliates receive maximum total compensation if the Maximum Amount of $40,000,000 is raised. The compensation paid to tZERO and its affiliates may include: (i) a 4.5% commission of the gross proceeds received by the Company from investors in the Offering sourced by tZERO or a tZERO website (if an investor is not sourced by tZERO, tZERO will receive 1.25% of the gross proceeds from such investor), (ii) a $15,000 advisory and consulting services fee, (iii) a $1,000 fee for escrow agent services, in tZERO’s capacity as escrow agent (the “Escrow Agent”), (iii) reimbursement of reasonable accountable expenses not to exceed $20,000 (including any expenses associated with the Escrow Agent’s services and/or tZERO Technologies, LLC’s services); provided, that, such expenses shall not be advanced by the Company and shall be invoiced by tZERO as they are incurred and (iv) fees payable to tZERO Technologies, LLC, an affiliate of tZERO, for use of a primary issuance platform and other technology services. See “Plan of Distribution” on page 55 for additional information. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Exchange Act, and, therefore, none of them is required to register as a broker-dealer.

C3 Bullion, Inc.

875 N. Michigan Avenue, Suite 3100 Chicago, IL 60611

Email: cwerner@C3Bullion.com Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

Simmons Associates, Ltd., Attorneys and Counselors at Law 4 Richmond Square, Suite 102

Providence, Rhode Island 02906 USA www.simmonsltd.com

The date of this Offering Circular is May 23, 2025

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) basis through a Tier 2 offering pursuant to Regulation A (“Regulation A+”). We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). We are selling the Shares on a “best efforts” basis under the Securities Act of 1933, as amended (the “Securities Act”), and we intend to sell the Shares either directly to investors or through tZERO Securities, LLC (“tZERO”) our exclusive placement agent and broker of record for this Offering. The minimum investment amount from an investor is $500.00; however, we expressly reserve the right to waive this minimum at the sole discretion of our management. See “Description of Shares ” beginning on page 70 for a discussion of certain items required by Item 14 of Part II of Form 1-A. We will hold closings at any time at the Company’s discretion upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date (the “Initial Closing”), we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. We have also engaged tZERO Securities, LLC, to act as our escrow agent for the Offering (in such capacity, the “Escrow Agent”). The Escrow Agent will hold all subscription proceeds in a segregate escrow account until a closing occurs for the benefits of subscribers to this Offering. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Subscriptions for Shares are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares. We expect to commence the sale of Shares of our Common Stock in approximately May, 2025.

Our Shares will initially not be listed for trading on any national securities exchange. After the final closing of the Offering, we may make our Shares available for trading on the alternative trading system operated by tZERO (the “tZERO Securities ATS”), subject to tZERO’s due diligence and on- boarding procedures. However, we cannot provide any assurance that we will be successful in making our Shares available to trade on the tZERO Securities ATS.

Our transfer agent and registrar for our Company is Vertalo. We may enhance the investor experience through added transparency and ability to verify transaction history by making a non-controlling digital "courtesy carbon copy" of ownership records of our transfer agent’s register available on a distributed ledger. The publicly available information will be pseudonymized and will not include any personal identifiable information of any shareholder. The "courtesy carbon copy" will not affect your legal rights as a shareholder in any way. For more information see “Plan of Distribution” at page 55.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

C3 Bullion, Inc.

875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Email: cwerner@C3Bullion.comTel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

C3 Bullion, Inc., a Delaware corporation (variously hereinafter “C3”, or the “Company”), hereby offers up to eight million (8,000,000) Company common shares at a maximum aggregate value of $40,000,000 (“Shares”) in this offering of Shares (the “Offering”). The Company has been formed pursuant to the laws of the state of Delaware, for the purposes of providing proprietary management consulting services, including proprietary technology solutions and business development strategies to the producing mining industry, such services as described in further detail in this Memorandum, below:

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $40,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds into our operations where we consult with our clients to provide proprietary management consulting services, including technology solutions, operations expertise, lending, and business development to the mining industry; such types of projects, predominantly in North, Central, and South American with proven reserves.

What kind of distributions may I expect?

We have never paid any dividends on our Shares. Although our management intends to pay cash dividends on our Shares, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Shares. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Shares. The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. To date, no dividends have been paid on our Shares and we presently intend to retain earnings, if any, for the development and expansion of our business.

When will I get my money back?

The Board of Directors expects to run the Company for at least five (5) years without providing an exit strategy for shareholders until that time. As a result of this plan, Shareholders will not (or are unlikely to) be able to redeem their Shares or receive distributions prior to the end of this five-year period.

May I invest less than $500?

The Board of Directors may not accept Subscriptions for less than $500.

Who is the Board of Directors?

The Board of Directors is composed of Christopher Werner, Luciano Duque and Martin Gallon.

Does the Company own any assets?

Intellectual Property and operating cash.

What kind of control will the Board of Directors have over the Company and decision making?

The Board of Directors will have control over non-ordinary course, significant business decisions/transactions. The Shareholders will only be able to remove the Board of Directors with good cause.

Our executive officers and management will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

TABLE OF CONTENTS 3

OFFERING CIRCULAR SUMMARY 6

DEFINITIONS 11

RISK FACTORS 14

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS 38

USE OF PROCEEDS 39

DETERMINATION OF OFFERING PRICE 41

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION 41

LEGAL PROCEEDINGS 51

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 51

DILUTION 51

PLAN OF DISTRIBUTION 55

BENEFICIAL SECURITY HOLDERS 59

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 61

EXECUTIVE COMPENSATION 67

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS 68

INTERESTS OF NAMED EXPERTS AND COUNSEL 70

DESCRIPTION OF SHARES 70

SHARES ELIGIBLE FOR FUTURE SALE 72

AVAILABLE INFORMATION 86

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR 98

Description of Exhibit 98

SIGNATURES 99

C3 BULLION, INC. 99

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward- looking statements. These factors include, among other things:

•Our ability to implement our proposed C3 business plan;

•National, international, and local economic and business conditions that could affect our business;

•Markets for our Shares, if and when the C3 Offering is successfully completed;

•Our cash flows or lack thereof;

•Our operating performance;

•Our financing activities;

•Industry developments affecting our business, financial condition, and results of operations;

•Our ability to compete effectively; and

•Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this Offering Circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this Offering Circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Offering Circular. We have not authorized any other person to provide you with different information. This Offering Circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Offering Circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A and

●current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement (this “Offering Statement”) was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. If we qualify as an emerging growth company, we may take advantage of certain reduced reporting requirements and would be relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•would not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•would not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•would not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-goldenparachute” votes);

•would be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•would be able to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•would be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase- in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions may also be available to us if we qualify, if listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this Offering Circular. It does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this Offering Circular and review our financial statements contained herein.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Regulation A+

We are offering our Common Stock pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer and sell up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

Overview

C3 Bullion, Inc. (the “Company”) intends to expand global operations and offer unique management consulting services to late stage, production mining projects (further described below) using funds raised from the sale of Shares in the Company. The Company expects to share Distributable Cash (after paying expenses and debt service) from operations and equity, if any, with its Shareholders.

We expect to use the proceeds of this Offering for IT development, working capital, service providers and marketing as well as general and administrative expenses. We expect to commence the sale of Shares in February of 2025 and hope to increase sales in the coming months. See “Use of Proceeds” at page 39.

Our business headquarters are located at C3 Bullion, Inc., 875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611, Email: cwerner@C3Bullion.com, Tel: 920-207-0100, support@C3Bullion.com and www.C3Bullion.com. and our securities counsel is Simmons Associates, Ltd., Attorneys and Counselors at Law, 4 Richmond Street, Suite 102, Providence, Rhode Island 02906. Our telephone number is US:+1 (920) 207-0100.

Summary of the Offering

Securities Offered	8,000,000 common shares of the Company (the “Shares”) by the Company at $5.00 per share.
Number of shares outstanding before the Offering	10,294,000 shares as of the date hereof.
Number of shares outstanding after the Offering	18,294,000 Shares will be issued and outstanding after the Offering of the Shares if all the Shares in this Offering are offered are sold.
Minimum number of Shares to be sold in this Offering

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Use of Proceeds

The Company intends to use the proceeds of this offering to expand its global management consulting and mining services to mining projects, working capital, offering expenses, marketing and for general and administrative purposes. See ‘Use of Proceeds’ section for details at page 39.

Termination of the Offering

The offering will conclude upon the earlier of the sale of all 8,000,000 Shares, one year after the date of this Offering Circular or the date that the Offering is earlier terminated by us in our sole discretion.

The Offering
The following is a summary of the principal terms of this Offering but is not intended to be complete.

Issuer	C3 Bullion, Inc. is a Delaware corporation.
Securities Offered	Company Common Shares.
Offering Amount	We are offering a maximum of $40,000,000 of Shares (the “Maximum Amount”).
Offering Price	$5.00 per Share. The minimum amount that must be purchased by each investor is 100 Shares.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Closings

The Shares will be issued in one or more closings (the “Closings”). After the Initial Closing, the Offering will continue on a continuous basis and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Termination	If we have not held the Initial Closing prior to the Termination Date, our Escrow Agent will return all funds to the investors without interest or deduction.
Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).

Plan of Distribution

The Offering is being conducted by our Board of Directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

The Company has engaged tZERO Securities, LLC, a U.S. broker-dealer registered under Section 15 of the Exchange Act and a member of FINRA and SIPC (“tZERO”), as the exclusive placement agent and broker-dealer of record in connection with this Offering. This assumes tZERO’s 4.5% commission of the gross proceeds received by the Company from investors in the Offering sourced by tZERO or a tZERO website (if an investor is not sourced by tZERO, tZERO will receive 1.25% of the gross proceeds from such investor), but it does not include the following fees and expenses payable to tZERO (i) a $15,000 advisory and consulting services fee, (ii) $1,000 fees for escrow agent services, in tZERO’s capacity as escrow agent (the “Escrow Agent”), and (iii) reimbursement of reasonable accountable expenses not to exceed $20,000 (including any expenses associated with the Escrow Agent’s services and/or tZERO Technologies, LLC’s services); provided, that, such expenses shall not be advanced by the Company and shall be invoiced by tZERO as they are incurred. It also does not include certain fees payable to tZERO Technologies, LLC, an affiliate of tZERO, for use of a primary issuance platform and other technology services. See “Plan of Distribution” on page 55 for additional information. To the extent that the Company’s officers and directors make any communications in connection with the Offering, they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under Exchange Act, and, therefore, none of them is required to register as a broker-dealer.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe	You will be able to make an investment in our common stock through an online investment platform. See “Procedures for Subscribing.”
Regulation D Offering

We are also conducting a concurrent private offering to accredited investors of up to 500,000 Shares in reliance on Rule 506(c), 504 of Regulation D and S under the Securities Act. The Shares sold in the Reg D and S Offering have the same rights as those being sold in this Offering. As of the date of this Offering Circular, we placed approximately $950,000 of Shares in the Reg S Offering. We have also sold $725,000 shares pursuant to Regulation D 506(c) that was reflected on Form D, filed on January 12, 2024.

Use of Proceeds

We intend to use the net proceeds of this Offering for working capital, research and development, marketing, and the development of the C3 businesses including, retaining necessary personnel, and/or licenses and launching the C3 platform AI software program. See “Use of Proceeds.”

Transfer Agent

Our transfer agent and registrar for our Company is Vertalo. We may enhance the investor experience through added transparency and ability to verify transaction history by making a non-controlling digital "courtesy carbon copy" of ownership records of our transfer agent’s register available on a distributed ledger. The publicly available information will be pseudonymized and will not include any personal identifiable information of any shareholder. The "courtesy carbon copy" will not affect your legal rights as a shareholder in any way.

No listing on a national securities exchange; Potential secondary trading solely through tZERO Securities ATS

Our Shares will not be initially listed or traded on any national securities exchange. We may make our Shares available for secondary trading on the tZERO Securities ATS operated by tZERO, an SEC-registered broker dealer and member of FINRA and SIPC. Orders may be entered on the tZERO Securities ATS by investors that maintain an account with tZERO. Orders properly submitted to the tZERO Securities ATS are matched by tZERO Securities ATS’ order matching system, and tZERO clears transactions effected on the tZERO Securities ATS, as the clearing and carrying broker-dealer for all securities traded on the tZERO

Securities ATS.

Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 14. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

Investor Qualifications

Investors may be either “accredited investors” within the meaning of Regulation D under the Securities Act, or any other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

You should rely only upon the information contained in this Offering Circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this Offering Circular. The Company is offering to sell the Shares and seeking offers only in jurisdictions where offers and sales are permitted. The information contained here is accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or of any sale of the Shares.

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

In the event that the Board of Directors is unsuccessful in raising the minimum funds needed, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the Shares, a prospective investor must complete the subscription process through our online portal and send payment by wire transfer, ACH or credit card (credit card investment may result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns). Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues, or net assets for the investors most recently completed fiscal year are used instead.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the Qualification Date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering Statement is qualified, is reasonably expected to be offered and sold within two years from the initial Qualification Date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified Offering Statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DEFINITIONS

Defined terms are capitalized herein. The singular form of any term defined below shall include the plural form and the plural form shall include the singular form. Whenever they appear capitalized in this Offering Circular, the following terms (which may or may not be capitalized in this Glossary) shall have the meanings set forth below unless the context clearly requires a different interpretation:

Act shall mean the Section 108 of the Delaware General Corporation Law of Delaware, as amended from time (“GDCL”), unless a superseding Act governing limited liability companies is enacted by the state legislature and given retroactive effect or repeals this Act in such a manner that it can no longer be applied to interpret this Agreement, in which case Act shall automatically refer to the new Act.

Advance, Advances or Company Loans shall mean a loan made by the Board of Directors or a Shareholder and shall earn three percent (3%) per annum interest as described in the Certificate of Incorporation and Bylaws.

Affiliate or Affiliated shall mean any Person controlling or controlled by or under common control with the Board of Directors or a member of the Board of Directors wherein the Board of Directors (or a member of the Board of Directors) retains greater than fifty percent (50%) control of the Affiliate if an entity.

Agreement or Company Agreement shall mean the written Certificate of Incorporation and Bylaws of the Company as to the affairs of the Company and the conduct of its business in any manner not inconsistent with law or the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto.

Article when capitalized and followed by a number refers to sections of the Agreement.

Asset or Company Asset shall mean any real or personal property owned by the Company.

Capital Account shall mean the amount of the Shares of a Shareholder in the Company consisting of that shareholder’s original Contribution, as (1) increased by any additional Contributions and by that Shareholder’s Shares of the Company Profits, and (2) decreased by any Distribution to that Shareholder and by that Shareholder’s share of the Company’s Losses.

Capital Transaction shall mean the sale or disposition of a Company Asset.

Certificate of Incorporation shall mean the Certificate of Incorporation and Bylaws of the Company filed with the State of Delaware pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Company shall refer to C3 Bullion, Inc. a Delaware corporation.

Contribution or Capital Contribution shall mean any money, property, or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in the Act, which a Shareholder contributes to a Company as capital in that Shareholder’s capacity as a Shareholder pursuant to an agreement between the Shareholders, including an agreement as to value.

Distributable Cash means all cash of the Company derived from Company operations or Capital Transactions and miscellaneous sources (whether or not in the ordinary course of business) reduced by: (a) the amount necessary for the payment of all current installments of interest and/or principal due and owing with respect to third party debts and liabilities of the Company during such period, including but not limited to any real estate commissions, property management fees, marketing fees, utilities, closing costs, holding costs, construction costs, etc., incurred by or on behalf of the Company; (b) the repayment of Advances, plus interest thereon; and (c) such additional reasonable amounts as the Board of Directors, in the exercise of sound business judgment, determines to be necessary or desirable as a Reserve Account for the operation of the business and future or contingent liabilities of the Company. Distributable Cash may be generated through either operations or Capital Transactions.

Distribution, Distributions or Cash Distributions means the transfer of money or property by the Company to its Shareholders without consideration.

Economic Interest shall mean a Person’s right to Share in the income, gains, losses, deductions, credit, or similar items of, and to receive Distributions from, the Company, but does not include any other rights of a Shareholder, including, without limitation, the right to vote or to participate in management, and any right to information concerning the business and affairs of the Company.

Fee shall mean an amount earned by the Board of Directors as compensation for various aspects of operation of the Company, if applicable, as described in the table “Board of Directors’ Fees or Other Compensation” below.

Fiscal Year shall mean the Company’s fiscal year, which shall be the calendar year.

Interest, when capitalized, or Share shall mean a Shareholder’s rights in the Company, collectively, including the Shareholder’s Economic Interest, plus any additional right to vote or participate in management, and any right to information concerning the business and affairs of the Company described in the Certificate of Incorporation and Bylaws of the Company.

Investor shall mean a prospective Shareholder of the Company who is contemplating the purchase of Shares, prior to admission as a Shareholder.

Losses shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate on the Company’s information tax return filed for Federal income tax purposes.

Interest shall mean the incremental dollar amount established by the Board of Directors for sale of the Shares pursuant to this Offering, which Shareholders purchase in order to become Shareholders of the Company. Note: Shares issued by the Company are “personal property” and not “real property” Shares, thus, may be ineligible for exchange under federal tax law or “1031 exchange” rules.

Majority of Shares shall mean Shareholders holding more than fifty percent (50%) of the Shares.

Maximum Dollar Amount shall be Forty Million Dollars ($40,000,000) and is the maximum amount of Capital Contributions that will be accepted from Shareholders pursuant to this Offering.

Minimum Dollar Amount there is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Minimum Investment Amount shall mean the minimum investment required of an Investor (other than the Board of Directors or its members,) for admission to the Offering. For purposes of this Offering, the Minimum Investment Amount is Five Hundred Dollars ($500), or purchase of One Hundred (100) Shares at Five Dollars ($5.00) per Share; however, the Board of Directors reserves the right to take less than the Minimum Investment Amount in its sole and absolute discretion.

Non-U.S. Person shall mean a Person who is not a U.S. Citizen, not a legal U.S. Resident, or not living in the United States.

Offering shall mean the offer for sale of Shares in the Company in exchange for a Percentage Interest in the Company, pursuant to this Offering Circular.

Offering Period shall mean the amount of time, or any extension or reinstatement thereof, specified by the Board of Directors during which a Person may invest in Shares in the Company and thereby become a Shareholder. The Board of Directors retains the right to terminate the Offering Period at any time.

Organization Expenses shall mean legal, accounting, and other expenses incurred in connection with the formation of the Company.

Percentage Interest shall be the percentage interests of the Shareholders as determined in accordance with the Certificate of Incorporation and Bylaws of the Company.

Person means an individual, Company, limited Company, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Profits shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company’s information tax return filed for Federal income tax purposes.

Reserves or Working Capital and Reserves shall mean, with respect to any fiscal period, funds set aside, or amounts allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership or operation of the Company’s business.

Unreturned Capital Contributions means all Contributions made by a Shareholder less any unreturned capital.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this Offering Circular relating to our business and prospects before deciding to invest in our Shares.

This Offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company. In particular, market conditions and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $5.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

RISKS RELATED TO OUR BUSINESS:

Our Company is in the Development Stage, is not generating revenue, and has a limited operating history.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history. These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop our operations and services.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop our operations and services. There can be no assurance that we shall be successful in gaining market acceptance of our strategies and services.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in mining operations. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Upon qualification of our Offering Statement, we will incur increased costs as a result of our Regulation A, Tier 2 public reporting obligations, and our management team will be required to devote substantial time to new compliance initiatives.

Upon qualification of our Offering Statement, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel would need to devote a substantial amount of time to comply with our reporting obligations. Moreover, these reporting obligations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could seriously harm our revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

Our operations could be subject to unpredictable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, hostilities and social unrest, medical epidemics or pandemics such as the COVID-19 outbreak, changes in government policies, and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition, delay our development and marketing efforts, and increase our costs and expenses. These types of unpredictable events can adversely affect consumer spending and confidence levels and product supply availability and costs, as well as the local operations in impacted markets, all of which can affect our results and prospects.

The spread of the novel coronavirus, or COVID-19, underscores certain investment risks, such as the severe impact on all economic activity in the United States for an uncertain duration, including, without limitation, risks of liquidity and cash flows in the financial markets, and uncertainty for all market participants. While some of this uncertainty and recent market volatility may be mitigated by the March 27, 2023 passage of the Coronavirus Aid, Relief, and Economic Security Act, or “the CARES Act,” the rapid development and fluidity of this situation precludes any prediction as to any ultimate adverse effects of COVID-19 on the Company or the markets in which we operate and plan to operate. In light of the recent COVID-19 pandemic, there could be an impact on sourcing materials and ingredients that are used to manufacture our products. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. Neither the duration nor scope of the disruptions resulting from COVID-19 can be accurately predicted.

The ultimate impact of such unpredictable events on the Company and any third-party suppliers is unknown, but our operations and financial condition could suffer in the event of any of these types of events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

RISKS RELATED TO OUR BOARD OF DIRECTORS:

Our success depends upon the Board of Directors, the loss of whom could disrupt our business operations.

We depend upon the services of Christopher Werner, Luciano Duque, and Martin Gallon. The loss of services of Mr. Werner, Mr. Duque or Mr. Gallon could disrupt our operations.

Our Board of Directors will have substantial influence over our operations and control substantially all of our business matters.

The Board of Directors includes Christopher Werner, Luciano Duque, and Martin Gallon. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of these three people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Board of Directors will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our Board of Directors intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our Board of Directors’ use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Duties of the Board of Directors to the Shareholders; Indemnification

The duties the Board of Directors owes to the Company and the other Shareholders include the duty of care, the duty of disclosure, and the duty of loyalty, and the fiduciary duties of a Board of Director’s member to a Company and its other shareholders, as set forth in the Bylaws. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board of Directors should consult with their legal counsel.

A Shareholder has a right to expect that the Board of Directors will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board of Directors is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board of Directors is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

This indemnification will provide the Shareholders with a more limited right of action against the Board of Directors than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act as, in the opinion of the SEC, such indemnification is contrary to public policy. Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Litigation

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Board of Directors' time and attention, and such time and resources devoted to such litigation may, at times, be disproportionate to the amounts at stake in such litigation.

Disagreements with Project Management

The Company may not be able to agree on matters relating to the projects contracted by the Company. Although dispute resolution mechanisms may be in place, including buy-sell provisions, the Company may not have sufficient resources to exercise its rights or other remedies, which may have negative consequences for the Company.

RISKS RELATED TO OUR SHARES:

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 4(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be registered in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered. In addition to restrictions under federal laws, the Shares purchased in one state cannot be sold, transferred, pledged, or hypothecated in another state unless an exemption under state securities law applies.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our Shares.

We have never paid any dividends on our Shares. Although our management intends to pay cash dividends on our Shares, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Shares. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Shares. The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. To date, no dividends have been paid on our Shares and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more Shares in future offerings, which will result in substantial dilution to our Shareholders.

Our Certificate of Incorporation and Bylaws of the Company authorizes the issuance of a maximum of 20,000,000 Common Shares of the Company. Any additional offerings of Common Shares effected by us may result in substantial dilution in the percentage of our Company Shares held by our then existing stockholders. Moreover, the Company Shares issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Board of Directors, resulting in an additional reduction in the percentage of Company Shares held by our then existing shareholders. To the extent that additional Shares of the Company are issued, dilution of the interests of our stockholders will occur and the rights of the holders of Company Shares might be materially adversely affected.

As a result of this offering, there will be immediate dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $0.87 per Share from the Subscription Price of $5.00 per Share if 8,000,000 Shares offered hereby are purchased.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our Board of Directors, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters. There can be no assurance that such information is complete or accurate.

An investment in this Offering is speculative and there can be no assurances of any return on such investment.

An investment in the Company’s Common Stock is highly speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are being offered on a “best efforts basis,” but there is no assurance we will raise the Maximum Amount being offered.

There is no assurance that we will sell the Maximum Amount being offered in this Offering. There is no assurance that we will sell enough Common Stock to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full “Use of Proceeds” which we have outlined in this Offering Circular or to meet our working capital needs for the next 12 months.

If the Maximum Amount in this Offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

If Shares representing the Maximum Amount in this Offering are not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our Shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY:

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European, and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our Shares could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•seasonal fluctuations in demand for our services. For example, many companies in our industry experience adverse seasonal fluctuations in production, particularly in the first and third quarters; we have experienced these seasonal fluctuations in the past and expect that this trend will continue in the future;

•fluctuations in production cycles and operations for our services;

•reductions in operator’s budgets for mining operations and delays in their operating cycles;

•general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

•unpredictability in the development of mining operations, or adjacent markets, or a slowdown or reversal of growth in these markets, including any markets that we enter as a result of acquisitions;

•limited visibility into the operator’s spending and operating plans;

•changing market conditions, including current and potential operator consolidation;

•operator or partner concentration;

•the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•the successful operations of our portfolio in the timeframes we anticipate, including the number and size of operations, and in each quarter;

•delays in operator or partner operating cycles in response to our introduction of new projects and operating transitions;

•our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition, divestiture, Company, commercial agreement, or investment;

•any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of projects;

•our ability to control costs, including our operating expenses and the costs of the businesses we purchase;

•our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

•any component shortages or price fluctuations in our supply chain;

•any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

•our ability to derive benefits from our investments in operations, collaborative efforts, marketing, engineering, or other activities;

•our ability to successfully work with partners on combined solutions, including with respect to mineral extraction validation, marketing, selling and support;

•unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; and

•the effects of natural disasters, including any effects on our supply chain or on the willingness of our projects or prospective mining operators to make capital commitments.

Adverse economic conditions make it difficult to predict revenues for a particular period and may lead to reduced mining operations spending, which would harm our business and operating results. In addition, turmoil in credit markets during economic downturns increases our exposure to our operator’s and partners' credit risk, which could result in reduced revenue or increased write-offs of accounts receivable.

Our business depends on the overall demand for precious metals, and in particular for the mining operations and the other markets in which we operate, and on the economic health and general willingness of our current and prospective partners, both enterprises and government organizations, to make capital commitments.

These government organizations include non-U.S. as well as U.S. federal, state, and local organizations. In some quarters, sales to government organizations have represented, and may in the future represent, a significant portion of overall sales. If the conditions in the U.S. and global economic environment, including the economies of any international markets that we serve, remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results, and financial condition would likely be materially adversely affected. For example, U.S. government deficit spending and debt levels, as well as actions taken by the U.S. Congress relating to these matters, could negatively impact the U.S. and global economies and adversely affect our financial results. In addition, our financial results could be negatively impacted by the continuing uncertainty surrounding, or any deterioration relating to, the debt levels or growth prospects for Eurozone economies.

Economic weakness, operator financial difficulties and constrained spending on mining initiatives have resulted, and may in the future result, in challenging and delayed sales cycles and could negatively impact our ability to forecast future periods. In addition, the markets we serve are emerging and the operations involve material changes to established operating patterns and policies. In addition, our operating expenses are largely based on anticipated revenue trends and a high percentage of our expenses are, and will continue to be, fixed in the short term. Uncertainty about future economic conditions makes it difficult to forecast operating results and to make decisions about future investments. Weak or volatile economic conditions would likely harm our business and operating results in a number of ways, including spending reductions among mining operations and prospects, longer sales cycles, lower prices for our operations and reduced production. A reduction in information technology spending could occur or persist even if economic conditions improve. In addition, any increase in worldwide commodity prices may result in higher component prices and increased shipping costs, both of which may negatively impact our financial results.

We face intense competition that could reduce our revenue and adversely affect our financial results.

The market for production of precious metals is highly competitive and we expect competition to intensify in the future. Other companies may introduce new financing models and innovative strategies in the same markets we serve or intend to enter.

This competition could result, and has resulted in the past, in increased pricing pressure, reduced profit margins, increased sales and marketing expenses and failure to increase, or the loss of, market share, any of which would likely seriously harm our business, operating results and financial condition.

Many of our current or potential competitors have longer operating histories, greater name recognition, larger operator bases and significantly greater financial, technical, sales, marketing, and other resources than we do. We also face competition from a large number of smaller private companies and new market entrants.

We expect increased competition from our current competitors as well as other established and emerging companies if our market continues to develop and expand. In addition, some of our competitors have made acquisitions or entered into collaboration agreements or other strategic relationships with one another to offer a more comprehensive operating solution than they individually had offered. We expect this trend to continue as companies attempt to strengthen or maintain their market positions in an evolving industry and as companies enter into partnerships or are acquired. Many of the companies driving this consolidation trend have significantly greater financial, technical, and other resources than we do and are better positioned to acquire and offer complementary products and technologies. The companies resulting from these possible consolidations may create more compelling product offerings and be able to offer greater pricing flexibility, making it more difficult for us to compete effectively, including on the basis of streamlining mining operations, price, sales and marketing programs, technology, or product functionality. Continued industry consolidation may adversely impact operators' perceptions of the viability of smaller and even medium-sized technology companies and consequently operators' willingness to purchase from such companies. These pressures could materially adversely affect our business, operating results, and financial condition.

Our international operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international operations make us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

•the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

•difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;

•the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;

•unfavorable changes in tax treaties or laws; and

•increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

We provide services in engineering, operations, management, and infrastructure, and these services may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our engineering, sales, operations, services and infrastructure functions as we focus on developing new operations, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these services earlier than some of the anticipated benefits, and the return on these services may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these services, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we fail to manage future growth effectively, our business will be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and operations and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures.

We are subject to various regulations that could subject us to liability or impair our ability to operate.

Our operations are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of conflict minerals, and required certifications. For example, our metals are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or operations targeted by such regulations, could result in decreased use of our services by, or in our decreased ability to export or sell our services to, existing or potential operators with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding our operations. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results, and financial condition.

There is doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in our 2023 financial statements, we have generated limited revenue and have accumulated losses since inception. The audit report issued by our accounting firm for the audit of our 2023 financial statements includes, and we expect that the audit report for the audit of our 2024 financial statements will include an explanatory paragraph describing the existence of conditions that may raise substantial doubt about our ability to continue as a going concern.

If we are unable to raise additional cash within the next 6 months, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We have no current revenue and if this Offering is not successful and we cannot raise capital for other sources there is a substantial likelihood of our going out of business. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot guarantee that we will be able to secure the additional cash we may require to continue our operations.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies and there are significant deficiencies in our internal controls over financial reporting

There are significant deficiencies in the quality of our financial controls. We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

We will not be subject to the same accounting standards as a public company.

Regulation A+ provides that a filer can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same adoption period for new or revised accounting standards as public companies.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012 (the “JOBS Act”). As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1 billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to 5 years, though if the market value of our Common Stock that is held by non-affiliates exceeds $750 million, we would cease to be an “emerging growth company.”

We have commenced reporting under the Regulation A+ reporting requirements. If we elect not to become a public reporting company under the Exchange Act, we will be required to continue to publicly report on an ongoing basis under the reporting rules set forth in Regulation A+ for Tier 2 issuers. The ongoing reporting requirements under Regulation A+ are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics, and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins, or terrorism.

Our main operations are located in regions known for severe earthquakes and flooding. A significant natural disaster, such as an earthquake or a flood, could disrupt our operations and therefore harm our business, operating results, and financial condition. A natural disaster could also impact our ability to operate and deliver our products to operators, or provide support to our operators, any of which would harm our business, operating results, and financial condition.

Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest, terrorism or war could also cause disruptions in our or our operators' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of operator orders or the deployment of our products, our business, operating results, and financial condition would be adversely affected.

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic.

The ongoing COVID-19 pandemic and any preventative or protective actions that governmental authorities or we may take in response to the pandemic may have a material adverse effect on our business or the business of our customers, suppliers, or distribution channels, including additional business shutdowns, reduced operations, restrictions on shipping, reduced consumer demand, or the ability of our customers to make payments. In addition, preparing for and responding to the ongoing pandemic could divert management’s attention from our key strategic priorities, increase costs as we prioritize the health and safety of our employees, cause us to reduce, delay, alter, or abandon strategic initiatives that may otherwise increase our long-term value, and otherwise disrupt our business operations. Also, while we believe the employee-safety measures we have implemented or others we may take in the future are temporary, they may continue until after the pandemic is contained and could amplify existing risks or introduce new risks that could adversely affect our business. Furthermore, these safety measures may not be successful in preventing the spread of the virus among our employees and we could face litigation or other claims related to unsafe working conditions, inadequate protection of our employees, or other similar or related claims. Any of these claims, even if without merit, could result in costly litigation or further divert management's attention and resources.

The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles and industry events, and the effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. The effect of COVID-19 may not be fully reflected in our results of operations until future periods, if at all. If the COVID-19 outbreak continues to spread, we may need to limit operations or implement limitations. There is a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s hotel, fitness facility and spa will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward-looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward- looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both:

a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

RISK FACTORS INVOLVING INCOME TAXES:

Lack of Board of Directors Rights

The Company will be managed exclusively by the Board of Directors. Shareholders will have no opportunity to control the day-to- day operation, including investment and disposition decisions, of the Company. The Board of Directors will have sole and absolute discretion in structuring, negotiating, purchasing, financing, and eventually divesting investments on behalf of the Company. The Board of Directors and its affiliates will make all acquisition decisions and the Shareholders will not have the right to evaluate for themselves the merits of particular investments prior to the Company's making such investments.

The Board of Directors Will Not Obtain an IRS Ruling

The Company will elect to be treated as a Company for Federal income tax purposes. The Board of Directors has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter.

The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations.

As a result of decisions of the Board of Directors in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out- of-pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition.

There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns.

There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change.

There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared.

If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk.

The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses.

Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR/PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE INVESTOR/PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR/PURCHASER.

Notice to Prospective Investors in Australia

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Securities without disclosure to investors under Chapter 6D of the Corporations Act.

The Corporations Act 2001 (Cth) (“The Act”) in s708(8) states that an offer of shares does not need a disclosure statement if the investor is a sophisticated investor. The Corporations Regulations 2001 (“The Regs”), Reg 6D.2.03 goes on to advise that a sophisticated investor is one with assets of $2.5m, gross income of $250,000 and a statement from an accountant attesting that the investor had said income for the previous two financial years.

A professional investor is defined by s 9 of The Act, and must satisfy on of the following provisions:

•The person is a financial services licensee; or

•The person is a body regulated by APRA; or

•The person is a body registered under the Financial Corporations Act 1974; or

•The person is a trustee within the meaning of the Superannuation Industry (Supervision) Act 1993 and fund, trust or scheme has assets of at least $10m; or

•The person controls at least $10m in assets; or

•The person is a listed entity; or

•The person is an exempt public authority; or

•The person is a body corporate that:

-Carries on a business of investment in financial products; or

-Invests funds received (directly or indirectly) following an offer or invitation to the public; or

-Is a foreign entity, either established or incorporated in Australia and is covered by one of the preceding items.

Disclosure Statements

Further to the above, under s708(10)(b) of the Act, the holder of a Financial Services Licence can offer securities without the need for disclosure statement, if they are satisfied on reasonable grounds that the person to whom the offer is being made to has previous experience in investing, that is, they are either a sophisticated or professional investor. To do this the Licensee must look at:

•The merits of the offer; and

•The value of the security; and

•The risks involved; and

•Their own information needs; and

•The adequacy of the information given by the person making the offer; and

•The licensee gives the person either before or at the time of the offer a written statement listing the reasons for being satisfied as to matters 1 – 5; and

•The person to whom the offer is made either before or at the time the offer is made, signs a written acknowledgement that the licensee has not provided a disclosure statement.

The Securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Securities must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances.

Class Order Exemption. The offer of the Securities in Australia is intended to qualify for exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. The Securities are subject to the terms and conditions set forth in the Offering Circular.

Notice to Prospective Investors in South Korea

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Securities have been and will be offered in Korea as a private placement under the FSCMA. None of the Securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Securities. By the purchase of the Securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Securities pursuant to the applicable laws and regulations of Korea.

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The investor should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

Notice to Prospective Investors in Mexico

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Mexico amended its Securities Market Law ("LMV") and Investment Funds Law ("LFI") by a decree that entered into effect on Dec. 29, 2023, to promote competition in its securities markets, as well as to facilitate and simplify access to such markets.

The Securities have not been and will not be registered with the National Securities Registry maintained by the Mexican National Banking and Securities Commission (“CNBV”), and therefore may not be offered or sold publicly in Mexico. The Securities may be offered or sold to investors that qualify as accredited or institutional investors under Mexico, pursuant to the private placement exemption set forth under Article 8 of the Mexican Securities Market Law. As required under the Mexican Securities Market Law, Mexico will give notice to the CNBV of the offering of the Securities under the terms set forth herein. Such notice will be submitted to the CNBV to comply with the Mexican Securities Market Law, and for informational and statistical purposes only. The delivery to, and receipt by, the CNBV of such notice does not certify the solvency of Mexico, the investment quality of the Securities, or that the information contained in this prospectus supplement or the prospectus is accurate or complete. Mexico has prepared this prospectus supplement and is solely responsible for its content, and the CNBV has not reviewed or authorized such content.

Registration Exemptions

Although the general rule is that securities must be registered to conduct an offering in Mexico, Article 8 of the LMV sets out a series of exemptions under which a private offering of securities can be conducted without registration:

• Offerings directed exclusively to institutional and qualified investors.

• Equity offerings to fewer than 100 people.

• Offerings to employees under employee stock option plans or similar plans (ESOPs).

• Offerings made to shareholders or partners of clubs or civil associations.

• Other offerings approved on an ad hoc basis by the CNBV.

Offerings to Institutional and Qualified Investors

Institutional investors include Mexican and foreign banks, broker dealers, insurance and bond companies, bonded warehouses, financial leasing companies, factoring companies and investment funds, private pension and annuities funds, and foreign pension and investment funds (Article 2 paragraph XVII, LMV).

Qualified investors are those that have a certain level of income, assets or qualitative traits that enable them to operate under a reduced level of regulatory scrutiny (Article 2 paragraph XVI, LMV). Article I, paragraph XV of the General Provisions

Applicable to Issuers of Securities and Other Participants of the Securities Market further states that there are two types of qualified investors:

• Basic qualified investors. These are investors that:

• in the last year held on average investments in securities amounting to at least 1.5 million Mexican investment units (the Mexican investment unit is a monetary unit designed to eliminate the effect of inflation; its value is published regularly by Mexico's Central Bank and is indexed to the value of the Mexican peso in 1995); or

• in each of the last two years had gross income of at least 500,000 Mexican investment units.

• Sophisticated qualified investors. These are investors that:

• in the last year held investments in securities amounting to at least 3 million Mexican investment units; or

• in each of the last two years had gross income of at least 1 million Mexican investment units

Offerings to Fewer than 100 People

A private offering can be made to any investors without registration if both:

• The offering is made to fewer than 100 potential investors.

• The securities being offered represent the equity or capital stock equivalent of the issuer.

• The LMV refers not to the total number of investors that actually acquire the securities, but rather the number of potential investors to which the securities are marketed.

• The exemption relates exclusively to equity offerings, and is not available if a debt offering is being pursued.

While the CNBV has not adopted integration rules concerning a series of offerings that would in the aggregate exceed the 100-investor threshold, the CNBV could potentially still pursue enforcement action if it considers that a series of subsequent offerings were undertaken to circumvent this limitation.

If an issuer is relying on the exemption relating to institutional and qualified investors, the distribution of the offering documents must be directed only to these institutional or qualified investors to avoid being potentially subject to enforcement action from the CNBV. Appropriate disclaimer language must be included in the disclosure documents, expressly stating that the securities being offered are not registered with the RNV, and the documents have not been reviewed or approved by the CNBV. It is also important to state that the securities are being offered using a private placement exemption under Article 8 of the LMV, and that potential investors interested in participating in the offering must make their own analysis of the risks associated with an investment in the securities.

Since private offerings do not permit general solicitation, public promotion or indiscriminate solicitations, any communications concerning the offering must only be addressed to potential investors with whom the issuer or its advisors have a prior relationship. The issuer must refrain from general selling using any means of mass communication. The intermediation of stock or capital stock equivalents, even if not registered with the RNV, does not have to be conducted using authorized broker dealers established in Mexico (as required by Article 9 of the LMV for public offerings), but can be placed directly by the issuer or by any advisor, without having to comply with any specific regulatory requirements.

Acknowledgment of the Offering Circular. By participating in the Offering, the shareholder acknowledges that the shareholder has received a copy of the Offering Circular, has reviewed the Offering Circular in its entirety and fully understands and accepts all provisions of the Offering Circular. The shareholder further understands that their participation in the Offering is as a result of a unilateral and discretionary decision of the investor.

The offering of securities made pursuant to this prospectus does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission or the registration of securities of the Company with the Mexican National Registry of Securities. The securities described herein will only be offered and sold in Mexico pursuant to applicable private placement exemptions to “Institutional Investors” or “Qualified Investors” under the Mexican Securities Market Law.

Notice to Prospective Investors in Dominican Republic

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Dominican Republic’s securities market is governed by the Constitution of the country, Law 249-17, the regulations and resolutions issued by the National Securities Market Council (“Board”) and the SIV, in their respective area. In a supplementary manner, the general provisions of administrative, corporate, commercial, monetary and financial law, trusts, common law and commercial usage apply.

The information provided herein does not constitute investment advice, and is not an offer to sell or a solicitation to buy any security or investment product in your jurisdiction. No security product is offered or will be sold in any jurisdiction in which such offer or sale would be unlawful under the securities, or other laws of such jurisdiction. Some products may not be available in all jurisdictions. Persons wishing to offer or acquire the Securities within Dominican Republic should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

You confirm that this information has not been requested as the result of any advertisements/communications initiated by the Company and received by you while you have been in the Dominican Republic. You further understand that neither the Company, nor the securities, products and services described herein, are registered (or intended to be registered) in the Dominican Republic and therefore are not secured or supervised by local authorities.

Notice to Prospective Investors in India

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Law related to a private placement in India is more comprehensive and extensive with procedure for it given by SEBI as well as Companies Act 2013.

THESE MATERIALS ARE BEING MADE AVAILABLE ON THIS WEBSITE TO COMPLY WITH SECURITIES AND EXCHANGE BOARD OF INDIA (ISSUE OF CAPITAL AND DISCLOSURE REQUIREMENTS) REGULATIONS, 2018, AS AMENDED.

In India, private offerings of securities are primarily governed by the Companies Act 2013, specifically Section 42, and the regulations issued by the Securities and Exchange Board of India (SEBI). Private placements allow companies to offer securities to a select group of investors, rather than the general public, without a formal IPO.

Restrictions on Private Placements:

Investor Limit: A company generally cannot offer securities to more than 200 investors in a financial year.

Public Offer Restriction: Securities issued through private placement cannot be offered to the public within six months of the placement.

Disclosure Requirements: Companies are required to make certain disclosures to investors, including those related to the terms of the issue, the company's financials, and the use of proceeds.

Our Preliminary Offering Circular has not been reviewed and approved by any regulatory or statutory authority in India, including the Securities and Exchange Board of India, any registrar of companies or any stock exchanges in India. The Offering Circular has not been and will not be filed as a prospectus or a statement in lieu of prospectus with any registrar of companies in India, will not be circulated or distributed to the public in India or any other jurisdiction, and will not constitute a public offer in India or any other jurisdiction.

Notifications

Exchange Control Information. The investor acknowledges that due to Indian exchange control regulations, the proceeds from the sale of Securities acquired at vesting of the RSUs and any dividends received in relation to the Securities must be repatriated to India within a period of time required under applicable regulations. The investor will receive a foreign inward remittance certificate (the “FIRC”) from the bank where the investor deposits the foreign currency. The investor should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Service Recipient requests proof of repatriation. It is the investor’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including Securities acquired under the Offering) in their annual tax return. The investor should consult with his or her personal tax advisor to determine the investor’s reporting requirements.

Notice to Prospective Investors in Germany

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

In Germany, securities offerings require a prospectus approved by BaFin (the Federal Financial Supervisory Authority) unless specific exemptions apply. Prospectuses must contain detailed information about the issuer and the securities, including risk disclosures. The Prospectus Regulation outlines the requirements and exemptions. Securities cannot be publicly offered without a BaFin-approved prospectus.

The Securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors.  Any instrument, other than a fund instrument, can be subject to private placement rules in Germany. German law distinguishes between two different regimes; first, private placement of securities, and second, private placement of non-securities. Both regulations explicitly allow for private placement. Under German law, securities are transferable instruments which are tradeable on capital markets. All other instruments, e.g., non-tradeable participations in companies, are non-securities.

The private placement of Securities is regulated in the German Securities Prospectus Act (Wertpapierprospektgesetz). This law provides by reference to Regulation (EU) 2017/1129 for a number of private placement exemptions, the most important applying to offers (i) where the minimum subscription amount is EUR 100,000 per investor or (ii) addressing fewer than 150 investors per EEA State or (iii) which are restricted to professional investors (professional investors defined in accordance with the MiFID definition of professional clients).

The private placement of Securities is regulated by the German Asset Investment Act (Vermögensanlagengesetz). Again, this law provides for several private placement exemptions of which the most important apply to offers where (i) the minimum subscription amount is EUR 200,000 per investor or (ii) a maximum of 20 interests are issued.

Notice to Prospective Investors in South Africa

Investor represents that either: (i) Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act (requirements attached hereto as Exhibit A); or (ii) the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (for natural persons); or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the Securities in South Africa. Accordingly, this Offering Circular does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The Securities are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a) the offer, transfer, sale, renunciation or delivery is to:

(i)persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

          (ii)      the South African Public Investment Corporation;

          (iii)      persons or entities regulated by the Reserve Bank of South Africa;

          (iv)     authorised financial service providers under South African law;

          (v)      financial institutions recognised as such under South African law;

          (vi)     a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

          (vii)     any combination of the person in (i) to (vi); or

Section 96 (1) (b) the total contemplated acquisition cost of the Securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

(a) the offer, transfer, sale, renunciation or delivery is to:

(i) persons whose ordinary business is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reverse Bank of South Africa;

(iv) authorized financial service providers under South African law;

(v) financial institutions recognized as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

(b) the total contemplated acquisition cost of the Securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the Securities. Accordingly, this Offering Circular does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the Securities in South Africa constitutes an offer of the Securities in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in Section 96(1)(a) of the South African Companies Act above. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within Section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA Relevant Persons.

Any information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

RISKS AT THE PROJECT LEVEL:

Uncertain Nature of Mining Consulting Services

The Company will be subject to all of the risks incident to providing services to the mining industry. These risks include, but are not limited to:

•changes in general or local economic conditions;

•changes in interest rates and the availability of permanent financing which may render the purchase, sale or refinancing of a project difficult or unattractive, and which may make debt service burdensome;

•federal or local economic or controls; and

•floods, earthquakes, hurricanes, and other acts of God, acts by terrorists, and other factors beyond the Company’s control.

The Company can provide no assurance that any project will be successful. Problems may be encountered after the engagement contract is executed with a project, including increased capital costs for the project, delayed development schedules and operational problems or delays.

Interest Rate and Hedging Risks

The Company's performance may be adversely affected by a fluctuation in interest rates if it utilizes variable rate financing and fails to employ an effective hedging strategy to mitigate such risks, including engaging in interest rate swaps, caps, collars, floors and other interest rate contracts, and buying and selling interest rate futures and options on such futures. Should the Company elect to borrow at a variable interest rate and to employ such a hedging strategy (and it will be under no obligation to do so), the use of these instruments to hedge a portfolio carries certain risks, including the risks that losses on a hedge position will reduce the Company's earnings and funds available for distribution to Shareholders and that such losses may exceed the amount invested in such instruments. Even if used, hedges may not perform their intended purposes of minimizing and offsetting losses on Company investments.

Losses from Uninsured Liabilities or Casualty

Certain types of insurance (covering events of a catastrophic nature, such as earthquakes, floods, acts of terrorism or relating to soils movement or subsidence due to mining activity) may not be available or may only be available at rates that, in the Company's opinion, are prohibitive. In the event that an uninsured disaster occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed property. If the loss involves a liability claim, the loss may extend to the other assets of the Company.

RISK FACTORS INVOLVING THIS OFFERING

Investors in this offering may not be entitled to a jury trial with respect to claims arising from or related to the Subscription Agreement, the Offering, or the Issuer, and may be subject to mandatory arbitration, which could result in less favorable outcomes to investors in certain actions.

The waiver of jury trial and mandatory arbitration provisions in our Subscription Agreement apply to claims under U.S. federal securities laws as well as to all other claims related to the Subscription Agreement, the Offering, or the Issuer. By agreeing to mandatory arbitration, investors waive the right to bring claims in court, including the potential right to a jury trial. Unlike judicial proceedings, arbitration is determined by one or more arbitrators, not a judge, and the arbitrators are not necessarily governed by the same legal standards. There is a risk that an arbitrator could interpret the relevant agreement or facts without giving the same attention to legal precedent that a judge might give. Binding arbitration awards are also difficult to overturn or vacate, and arbitration may limit the scope of discovery available in legal disputes and result in material costs or fees for initiating and pursuing claims, particularly if the investor must travel to the arbitration site.

If we opposed a judicial proceeding and/or a jury trial demand based on an investor’s agreement to submit to arbitration and waive a jury trial, a court would determine the enforceability of the agreement and waiver based on the facts and circumstances of the case, in accordance with applicable state and federal law. When deciding whether to enforce a contractual pre-dispute arbitration and jury trial waiver provision, courts typically consider whether the arbitration and waiver provisions were sufficiently prominent, such that the party knowingly, intelligently, and voluntarily agreed to them. We believe the Subscription Agreement satisfies this standard and is enforceable under New York law, which governs the Subscription Agreement. However, some uncertainty remains regarding the enforceability of arbitration agreements and waivers, particularly in certain types of cases involving investor claims for violations of U.S. federal securities laws.

If a court or regulatory body were to find our waiver of jury trial and mandatory arbitration clauses unenforceable, the Company could face litigation in court, potentially resulting in higher legal costs and longer resolution times. In addition, regulatory changes or new legislation may affect the enforceability of mandatory arbitration requirements and jury trial waivers. These developments could impact our reliance on these provisions, potentially exposing us to lawsuits in court. Investors are encouraged to consult legal counsel regarding the arbitration and jury waiver provisions, among other things, before entering into the Subscription Agreement. For the avoidance of doubt, no condition, stipulation, or provision of the Subscription Agreement waives compliance with any provision of U.S. federal securities laws, or the rules and regulations issued thereunder by either the investor or the company.

Authority of the Board of Directors

Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. In addition, under the Company Agreement, except through representatives on the Advisory Committee (which will have limited voting authority on certain matters), Shareholders will have no voting rights on any matter concerning the Company other than potential amendments to the Company Bylaws.

Subject to limited oversight by the Advisory Committee, the Board of Directors is vested with complete and exclusive authority to control and manage the Company, including: authority to lend money to projects that include machinery and equipment; borrow and repay loans on behalf of the Company; enter into joint ventures and collaborative relationships; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder, but in all cases, subject to the terms of the Company Agreements.

Timing of Distributions

The Board of Directors has absolute discretion in determining whether there is cash of Gold Bullion available for distributions. The Board of Directors may determine that some or all of the amounts received by the Company are needed to pay expenses and liabilities of the Company or to establish and maintain cash reserves for other purposes, including subsequent re-investment in assets/projects. Accordingly, there is no assurance that sufficient cash or Gold Bullion be available to make distributions. In addition, the Board of Directors may, in its sole discretion, retain cash or Gold Bullion otherwise available for distribution for any purpose for which the Board of Directors is then permitted to call capital. The Company's income will be taxable to Shareholders in the year earned, even if cash or gold is not distributed. While the Company intends to make distributions sufficient to cover the tax liability associated with an investment in the Company, there can be no assurance that the Company will have sufficient cash or gold reserves to make such distributions. Consequently, Shareholders may owe taxes with respect to income generated by investment in the Company even though the Company has not made any distributions related to such income.

Limitation of Liability of the Board of Directors

The Company Agreements will set forth the circumstances under which the Indemnified Parties are to be excused from liability to the Company or the Shareholders for damages or losses that the Company or the Shareholders may incur by virtue of any such person's performance of services for the Company. As a result of these provisions, the Company and the Shareholders may have a more limited right of action in certain cases against these persons than they might otherwise have. Additionally, in the event that a claim is made against any of the Indemnified Parties, such persons may be entitled to be indemnified by the Company, in which case the assets of the Company would have to be used to indemnify such persons for amounts incurred in connection with such claim.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We plan to maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the Offering of the Shares of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There are provisions in of the GDCL may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

The GDCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The GDCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Certificate of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors’ delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Delaware law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the DGCL, our Certificate of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Certificate of Incorporation will authorize us to obligate us, and our bylaws will require us to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Delaware law. Our Certificate of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Delaware law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Compliance with Anti-Money Laundering Rules and Regulations

As part of the Board of Directors' responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Board of Directors may request prospective and existing Shareholders to provide documentation verifying, among other things, such Shareholder's identity and the source of funds used to purchase such Shareholder's Interest in the Company. The Board of Directors may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which a Shareholder holds an Interest in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Shareholders that the information has been provided.

The Board of Directors will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Board of Directors may be required to take; however, these steps may include prohibiting a Shareholder from making further contributions to the Company, depositing distributions to which a Shareholder would otherwise be entitled into an escrow account or causing the mandatory withdrawal of a Shareholder's Interest in the Company.

FCPA Considerations

The Board of Directors and the Company intend to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti- corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Board of Directors’ efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Board of Directors transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Board of Directors, the Investment Manager or the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

RISKS RELATED TO THE MARKET FOR OUR SHARES:

There has been only a limited public market for our Shares and an active trading market for our Shares may not develop following this offering.

There has not been any broad public market for our Shares, and an active trading market may not develop or be sustained. Shares of our Shares may not be able to be resold at or above the initial public offering price. The initial public offering price of our Shares has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our Shares may trade below the initial public offering price following the completion of this offering. The market value of our Shares could be substantially affected by general market conditions, including the extent to which a secondary market develops for our Shares following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

There is no guarantee our Shares will be traded on the tZERO Securities ATS

While we intend to make our shares available for trading on the alternative trading system operated by tZERO, an SEC-registered broker dealer and member of FINRA and SIPC, but there is no guarantee our Shares will be traded on the tZERO Securities ATS.

The tZERO Securities ATS has limited volume

Even if our shares are traded on the tZERO Securities ATS, the tZERO Securities ATS has limited volume, and even if a more liquid market develops on the tZERO Securities ATS, the depth and liquidity of that market and the ability to sell the Shares may nevertheless still be limited, which may have a material adverse effect on the liquidity for, and the market price of, the Shares.

Technology on which tZERO Securities ATS relies for its operations may not function properly.

Even if our shares are traded on the tZERO Securities ATS, the technology on which tZERO Securities ATS relies may not function properly because of internal problems or as a result of cyber-attacks or external security breaches. Any such malfunction may adversely affect your ability to execute trades of the Shares on tZERO Securities ATS. Moreover, the tZERO Securities ATS order matching system may not function properly in cases of increased trading volume. If the technology used by tZERO Securities ATS does not work as anticipated, trading of the Shares could be limited or even suspended.

The market price and trading volume of our Shares may be volatile following this offering.

Even if an active trading market develops for our Shares on the tZERO Securities ATS or other trading market, the trading price of our Shares may be volatile. In addition, the trading volume in our Shares may fluctuate and cause significant price variations to occur. If the trading price of our Shares declines significantly, you may be unable to resell your Shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Shares include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or the mining industry;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this Offering Circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their Shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our Shares.

Our Shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our Shares and investors may find it difficult to sell their Shares. Trades of our Shares will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established operators and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the operator with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the operator’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the operator orally or in writing prior to effecting the transaction and must be given to the operator in writing before or with the operator’s confirmation.

In the event that we become a reporting Company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. As a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Shares may be less attractive to investors.

We are not subject to the ongoing reporting requirements of the Exchange Act because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of our liquidity, capital resources, and results of operations, and two years of audited financial statements),

•semiannual reports (including disclosure primarily relating to interim financial statements and MD&A) and

•current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our Offering Statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A. If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes- Oxley Act of 2002;

•will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•·will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of Shares pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

We cannot predict if investors will find our Shares less attractive as a result of our taking advantage of these exemptions. If some investors find our Shares less attractive as a result of our choices, there may be a less active trading market for our Shares and our Share price may be more volatile.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common Shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common Shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common Shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the Offering Circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common Shares are not registered under the Exchange Act, and we do not intend to register our common Shares under the Exchange Act for the foreseeable future, provided that, we will register our common Shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common Shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common Shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s Shares for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact our industry segments;

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the mining industry;

•general volatility of the capital and credit markets and the market price of our Shares;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;

•risks associated with the market for our Shares; or

•any of the other risks included in this Offering Circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. The offering price per share is $5.00 per share. We expect to use the funds of this offering for operations, working capital, general and administrative expenses, business development and marketing.

The Company has engaged tZERO Securities, LLC, a U.S. broker-dealer registered under Section 15 of the Exchange Act and a member of FINRA and SIPC (“tZERO”), as the exclusive placement agent and broker-dealer of record in connection with this Offering. This assumes tZERO’s 4.5% commission of the gross proceeds received by the Company from investors in the Offering sourced by tZERO or a tZERO website (if an investor is not sourced by tZERO, tZERO will receive 1.25% of the gross process from such investor), but it does not include the following fees and expenses payable to tZERO (i) a $15,000 advisory and consulting services fee, (ii) $1,000 fees for escrow agent services, in tZERO’s capacity as escrow agent (the “Escrow Agent”), and (iii) reimbursement of reasonable accountable expenses not to exceed $20,000 (including any expenses associated with the Escrow Agent’s services and/or tZERO Technologies, LLC’s services); provided, that, such expenses shall not be advanced by the Company and shall be invoiced by tZERO as they are incurred. It also does not include certain fees payable to tZERO Technologies, LLC, an affiliate of tZERO, for use of a primary issuance platform and other technology services. See “Plan of Distribution” on page 55 for additional information. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Exchange Act, and, therefore, none of them is required to register as a broker-dealer.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the proceeds for the following purposes in the following order:

(a)first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing, and other professional fees;

(b)second towards the implementation of our business plan, including but not limited to,

(i)strengthening our operating position in North, Central and South America,

(ii)deployment of our proprietary AI software and management consulting services to publicly traded mining licenses/entities,

(iii)ongoing legal and regulatory interaction and relations

(iv)community building/development and

(v)a national marketing campaign, and

(c)the balance towards operating capital and reserves.

Prospective investors in the cash offering may submit subscription agreements through our website at www.C3Bullion.com that will be available within two calendar days of the qualification of this Offering Circular. Each investor in this offering will be provided with access to an electronic version of the Offering Circular.

If the Maximum Amount of Shares offered hereunder and through the Offering are purchased, we expect to receive net proceeds from this Offering of approximately $36,800,000 after deducting estimated maximum offering compensation for

tZERO Securities, LLC and its affiliates. However, we cannot guarantee that we will sell all of the Shares being offered by us. The following table summarizes how we anticipate using the proceeds of this Offering, depending upon whether we sell the Minimum Amount, 50% of the Maximum Amount, or 100% of the Shares being offered in the Offering:

We will adjust roles and tasks based on the proceeds actually received from the Offering. We plan to use these proceeds as described below.

Offering Expenses

The use of proceeds for expenses related to the Offering is as follows:

●If the Company raises $1,000,000, it will use 8% of the proceeds, or $80,000, towards tZERO Securities, LLC offering expenses

●If the Company raises $10,000,000, it will use 8% of the proceeds, or $800,000, towards tZERO Securities, LLC offering expenses

●If the Company raises $20,000,000, it will use 8% of the proceeds, or $1,600,000, towards tZERO Securities, LLC offering expenses

●If the Company raises the Maximum Amount, it will use 8% of the proceeds, or $3,200,000, towards tZERO Securities, LLC offering expenses

The proceeds remaining after meeting offering expenses above will be used as outlined in the following examples:

TOTAL RAISE (TYPE)	Estimated Budget 10%	Estimated Budget 25%	Estimated Budget 50%	Estimated Budget 100%
Project Development*	$620k67.4%	$8.1m88.0%	$16.4m89.1%	$32.8m89.1%
Legal/Licenses/ Platform/Accounting	$80k8.7%	$200k2.2%	$300k1.6%	$800k2.2%
Operating Costs	$120k13.0%	$400k4.4%	$700k3.8%	$1.2m3.3%
Development/ Working Capital/Marketing	$100k10.9%	$500k5.4%	$1m5.4%	$2m5.4%
Total:	$920k100%	$9.20m100%	$18.4m100%	$36.8m100%

*Project Development represents due diligence, selection of projects and monitoring ongoing operations by maintaining a strict consulting and service provider criterion for junior mining opportunities and can be summarized by the following guidelines:

•Targets are focused mainly on public companies trading in the TSX/TSXV

•Target project size of $400k - $3M per transaction

•Strong management team with proven successful track record

•Proven or probable reserves (completed 43-101) and finalized Feasibility Studies (PEA)

•Stage of Development: Near-production development stage with permitting in place

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

The amounts set forth above are our current estimates for such development, and we cannot be certain that actual costs will not vary from these estimates. This expected use of the proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the proceeds received in this Offering, including the repayment of any indebtedness. We cannot assure that our assumptions, expected costs and expenses, and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 14.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers and directors as described under “Compensation of Directors and Executive Officers” on page 67.

Although our business does not presently generate any cash, we believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations at least through the end of 2028. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during and/or after such period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Pending our use of the proceeds from this Offering, we may choose to invest the proceeds in a variety of capital preservation investments, including, without limitation, short-term, investment grade, interest bearing instruments and United States government securities. We may also use a portion of the proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, and/or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

C3 GENERAL CORPORATE GOVERNANCE OBJECTIVES AND POLICIES

Acquire and Dispose of Shares

The general objectives and policies of the Company include advancing operations in such a manner as to produce a return on investment for its Shareholders.

Provide Shareholders with Investment Opportunities

The Company policy is to advance and grow operations on behalf of its Shareholders.

Provide Shareholders with Limited Liability

One of the specific Company objectives is to provide the Shareholders with limited liability for events and/or actions of the Board of Directors. The Company policy is to form and operate the Company in such a manner as to afford liability protection to the outside assets of the Shareholders to the extent allowed under the company by-laws and Delaware law.

Anticipated Holding Periods

The operating objective is to grow the Company for at least five (5) years prior to sale or initial public offering, at which time it will be sold, and the proceeds distributed. However, the Board of Directors will continually explore opportunities for resale, which may occur earlier than the projected hold time. If market conditions preclude favorable disposition of the Company at the projected time, the life of the Company may be extended, and operations of the Company will need to continue until more favorable market conditions occur and the Company can be sold.

Provide Cash Distribution to Shareholders

The operating objective of the Company is to generate Distributable Cash from operations, in USD or Gold Bullion at the option of the Shareholder, for Distribution to the Shareholders. The Board of Directors anticipates that Cash Distributions will be made from the operations or sale of the Company and held in respective USD or Gold Bullion accounts.

Allow Shareholders Minimal Involvement in Board of Directors

The Board of Directors will have control over non-ordinary course, significant business decisions/transactions. The Shareholders will only be able to remove the Board of Directors with good cause.

Our executive officers and management will make all decisions regarding the day-to-day operations of the Company.

Christopher Werner, Luciano Duque and Martin Gallon are the Board of Directors members of the Company and shall manage all business and affairs of the Company unless they are removed for Good Cause (as defined in the Bylaws) or resigns. The Board of Directors shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Board of Directors shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Board of Directors are described in the Bylaws.

Keep Shareholders Apprised of Company Affairs

The Board of Directors intends to furnish Shareholders periodic financial status reports for the Company. The Board of Directors will prepare an annual information package that it will attempt to deliver by January 15th each year. The annual information package may include such things as an annual operations update, financial statements, and a copy of the Company tax return, as applicable.

The Board of Directors intends to conduct periodic teleconferences and/or email updates with the Shareholders, as the Board of Directors deems necessary, to keep them apprised about affairs involving the Company. The Board of Directors will be available to answer questions during normal business hours via telephone or email.

Overview of the C3 Bullion Operational Strategy

A.What is C3 Bullion?

C3 Bullion (“C3”) is a  specialized mining advisory firm focused on production-stage gold mining projects. We focus on mid-tier operators who are technically viable but  underserved with capital infusion opportunities.  We provide the expertise, oversight, and strategic coordination needed to align operational output of the mines with capital access.

Our management and advisory team includes engineers, geologists, mining operators, economists, capital markets professionals, and risk management specialists. This integrated foundation of individuals and companies enables us to assess mines with operational viability, structured equipment plans, and coordinated operational consulting and finance services through the direct engagement of our team across all mining project phases.

C3  operates as an advisory  partner to both mining companies and the financial entities engaging with them. We focus on identifying and supporting production-stage projects through integrated technical and financial alignment. Leveraging proprietary AI tools and field-based evaluation, we assess project readiness, support capital structuring, and coordinate the delivery of critical infrastructure — including machinery, equipment, and plant assets — to advance operational throughput.

Our role at C3 includes managing deployment strategies tied to site performance, ensuring that capital and equipment management aligns with verified production capacity, and we help monitor mining operator execution with the objectives of engaged financial counterparties. Where appropriate, C3 may participate directly in delivering services to projects  under structured terms and operational milestones.

C3’s business model introduces a structural shift in how capital and operational support is deployed to mid-tier gold mining production. Rather than relying solely on fees or financial returns, we structure compensation in a blend of fiat and physical gold — delivered into vault custody and linked to verified project performance.

Financial institutions, institutional and private lenders — many of whom have historically focused on real estate lending due to enforceability and asset visibility — have traditionally avoided mid-tier mines for lack of comparable controls. Financial counterparties entering this segment have lacked the tools to enforce repayment — and have rarely considered physical gold itself as a contractual item. C3 changes this financing and operational situation by enabling their lenders to engage through our infrastructure. We open access to a historically untapped financing and service segment of the mining economy by directly supporting the mine’s throughput expansion and tying our compensation to delivered gold.

Over time, this approach outlined above positions C3 to accumulate physical gold holdings. Additionally, physical gold held in storage may serve multiple purposes, including:

1.Acting as collateral to support C3’s operational expansion and targeted lending initiatives.

2.Subject to the discretion of the Board of Directors, potentially enabling the distribution of gold holdings to our company that might increase shareholder value  in the form of dividends.

How C3 Bullion Can Create Value for its Shareholders:

A. C3  will generate revenue through direct operational engagement with gold producers and financial entities seeking disciplined access to mid-tier mining projects. Our infrastructure provides institutional oversight in environments that typically operate without structured finance controls.

B. External funds and financial counterparties to a project mine rely on C3’s infrastructure to access qualified production sites. We govern operational deployment conditions and enforce execution standards across all participating projects.

C. C3 can deploy its services to include infrastructure oversight, operational advisory management, and optimal gold delivery enforcement for the mine. Compensation is derived from structured engagements with mining operators and from complete system access by financial participants. In certain contractual structures, additional performance-based compensation may also apply, tied directly to mine-level production.

D. Based upon the utilization of C3’s services, as capital flows through the mine’s system, production expands across qualified sites and revenue can grow where shareholders benefit directly from the mine’s throughput-aligned participation with C3.

B.C3 Operations:

C3 commenced operational strategy with two core business lines: (i) direct advisory services to mining projects, and (ii) direct lending into qualified operations. These two models allow us to engage with gold production projects both as a service provider and, where appropriate, as a capital consultant or originator. As our company matures, we will observe growing demand from financial institutions and private lenders seeking structured entry into mid-tier gold projects. The challenge in the past is these mines lacked the operational infrastructure required to satisfy institutional lending standards. In response, we have developed a third business line — offering our C3 system and services as an operational deployment strategy to increase the potential for external capital being available to the mining project.

C3 Bullion now plans to operate across three closely related lines of business:

1.Mining Advisory and Project Execution: C3 provides direct operational engagement to gold mining projects through specialized advisory services. These include project sourcing via proprietary AI tools, technical and economic analysis, site selection, equipment strategy, capital alignment, and full-cycle contract execution. In certain engagements, we remain active throughout the production lifecycle — including oversight of the mine’s performance, throughput strategy, and optimal growth execution. Compensation for these services to C3 is structured in a blend of fiat currency and physical gold.

2.Direct Lending to Mining Projects: In select cases, C3 may originate loans directly to qualified gold mining projects. These lending arrangements are always paired with the same operational oversight and contract supervision applied in advisory engagements, but with the capital sourced internally. Our project lending plan covers machinery, equipment, and business development — secured by project-level assets and structured around multi-year operational timelines. These positions are designed to generate fixed income and “in-kind” repayment through physical gold delivery.

3.System Licensing for Institutional Capital Deployment: As interest from institutional and private lenders increases, C3 will launch a third business line — making its system available as a standalone infrastructure layer for capital deployment. Under this model, external funds will use the C3 system to engage with mid-tier gold mines while maintaining full control over their own capital. C3 will govern the operational framework including  (i) project qualification diligence, (ii) enforcement of performance and production milestones, optimal equipment utilization and pathing, operator supervision, and gold delivery verification. This structure allows financial institutions to lend into gold production with confidence, using C3 advisory services and oversight as the reliance for their exposure.

All three of the business lines outlined above share a defining feature: our compensation may be structured in a combination of fiat currency and physical gold. Whether C3 operates as an advisor,  direct lender, or as a system infrastructure consultant provider for institutional capital, certain value is earned through our involvement.

The following services are offered to our projects, depending on the stage where C3 involvement is required. We can offer our services to projects that will contract specific items from the following service platform. Some projects will contract a specific group of services, while others will contract the full range, and C3 will also apply the full range of services listed below to any loan that will be provided to a mine from C3’s own capital.

1.Mining Operations Services - this service offering relates to the advisory services that C3 can provide to projects looking for assistance with general operations based on what we have created as our ideal mine stage and size concepts:

2.Ideal mine project situation - C3 focuses on public companies trading in the TSX/TSXV to minimize risk. Target projects are focused mainly on public companies with geographical locations in the Americas. C3 will consider other locations and non- public companies on an opportunistic basis. The mine needs to have a strong management team with a proven successful track record. Ideally, a Completed NI 43-101 or JORC Resource statement, Preliminary Economic Assessment (PEA), and/or Feasibility Studies is preferred.

3.Ideal mine project development stage - The lifecycle of mining can be divided into several stages that we can group into two main stages: the exploration phase and the production phase. During the exploration phase, the value of the mining assets will fluctuate depending on the amount of gold discovered. Once there is a discovery, there is a period called feasibility in which the mining company needs to produce an economic and environmental analysis to justify the continued operation of the mine.

All phases during the exploration period are riskier projects and C3 does not plan to pursue projects in this stage.

Instead, C3 will focus on the production stage of development, to capitalize on projects finishing the second or later feasibility stage or “orphaned” opportunities, which are at the beginning of the production stage, and therefore avoid exploration and feasibility risk.

C3’s ideal projects are mines operating during the orphan period (first image), with the feasibility or development stage (second image) at 95% to 100% completion. Ideally, C3 will manage projects at the production stage of the second image, specifically between the “Commercial exploitation begins” and “Expansion of mine and plant” points in the mine life cycle. At this point in time, mining operators are usually lacking working capital and equipment financing.

The C3 team’s mining knowledge is a key component in identifying, analyzing, and deploying services to the project. Machinery or equipment lending at this stage is critical and a pivotal point in the mine’s life cycle.

1.Ideal mine project size - Given the very specific knowledge required to supervise a mining project and underwrite a mine loan, traditional advisory firms and finance sources like commercial banks are few and far apart, and they only focus on big operations and loan ranges targeting hundreds of millions of U.S. dollars. Mines in this category can access traditional advisory firms and bank loans at market rates and conditions very advantageous for the mine operator.

C3’s team has analyzed and identified that ideal mine projects for our operations are in the $1MM to $4MM range and are also mine owners that are willing to give concessions in terms of higher advisory fees, higher interest rates on loans, board seats, warrants, etc.

2.Ideal mine project geological, operational, and management characteristics - There are several factors that are also important when analyzing a mine which represent not only the quantity or quality of gold underground, but also factors like salaries for the employees, the current political environment where the mine is located, and even how far a mine is located from any access road, railroad or waterways that could have a big impact on the productivity of the mine.

Aside from the mine development stage or size, C3’s management team will perform a risk/operational analysis assessment of each mine before providing management consulting services and any equipment, machinery, plant or property lending. For example, the following represents a short list of some of the project characteristics that C3’s team analyzes:

•Gold concentration per ton

•Feasibility studies analysis

•Current and future daily production processing capacity

•Political risk analysis

•Production cost analysis

•Employees cost analysis

•Licensing and concessions analysis

•The mine’s management assessment

•The mine’s debt levels

•The mine’s production equipment assessment.

This list is not exhaustive, as every mining project is different, but C3 will rely on the extensive experience of its management team who have operated mines over the last 30 years throughout the world.

C.C3’s Project Sourcing Artificial Intelligence (AI) Tool

C3 continues to design and develop a proprietary Artificial Intelligence (“AI”) software solution to continuously utilize and develop the latest in data science and analysis for the mining sector. This platform includes data engineering, especially as it relates to AI and data organization, to enhance decision-making and connection for C3 and its Shareholders. We are collaborating with Soultionsloft, a custom software development company located in Delaware USA that works with startups, SMBs & enterprises to craft disruptive digital products & strategies.

This AI tool is focusing on the ideal mine concepts described above, along with very specific proprietary geological and engineering concepts into a unique tool that scouts the web through public reporting companies and private companies public permitting approvals in the Americas, searching for the newest and ideal projects currently available. This tool provides a source of projects that is unavailable compared to current technology owned or licensed by any other advisory firm that focuses in the small to mid-size project mining sector.

“Decision Science Model”

The AI model, in course of development, is designed to be sufficiently complete and comprehensive for capturing data on mining projects worldwide with an evaluation of risk factors components consistent with C3’s expert judgment. The risk factors included in the model are proposed and reviewed based on the expertise and judgment of mining and finance professionals from C3 ensuring that only relevant inputs are considered within the structure of the model.

C3’s AI model is a statistical process that consists of grouping a weight optimized set of relevant mining and financial aspects considered characteristics of a mining project. This information will be stressed under different conditions to create risk scenarios, which will provide the optimized level of accuracy for the model, as measured by comparing the stressed scenarios with a benchmark/archetype scenario established by C3. The model combines expert judgment with a statistical approach, providing:

•A verified and optimized model that provides transparent and objective risk assessment consistent with mining expert judgment.

•Leveraged intuition of mining and financial professionals to ensure that the model is applicable for financially viable mining projects.

•Enhancement to the risk metrics and model discriminatory capacity to select between mining projects with acceptable and non- acceptable level of risk.

•A systematic data collection to consolidate an empirically driven model.

Overall, this Model is a method of benchmarking results against expert judgment, with the capacity to rank projects according to profitability and risk, while identifying areas with profound potential within the mining business.

D.Project Analysis, Selection, and Capital Formation Services

When the Company’s committee is given instructions to conduct diligence, they will spend two weeks analyzing the available data on each project. We will then determine which project fits closely to the criteria of the Company outlined above, engage in discussions with the project’s management, and schedule a “boots on the ground” visit to the operating mine. This initial process is expected to take 30 days.

During the following 30-day period, our management will visit the project site, and examine all necessary operating protocols of the mine including:

•inspection of equipment

•inspection of ore processing procedures, mine safety standards, drill core samples, and all available technical data on the exploration phase

•interview personnel, review corporate financial data, take samples of unprocessed and processed ore, and have it analyzed in a laboratory

•review permits

•consult with the community and local officials

•conduct additional reviews where it is deemed necessary

Additionally, and not in order of importance, the following project aspects are also considered:

•Is the project’s management willing to be actively supervised for the duration of the engagement or lending process

•Will the management of the project be willing to allow C3 a seat on its Board of Directors Board for the duration of the engagement or lending process

•Are C3’s interest rates acceptable on any lending to the project

•The loan amount and payment terms (how much in cash and how much in physical commodity) and is a term of 5 years acceptable

•Gold concentration per ton

•Project feasibility studies analysis

•Current and future daily production processing capacity

•Political risk analysis

•Production cost analysis

•Employees cost analysis

•The project mine and its team’s know-how analysis

•Licensing and concessions analysis

•The project mine’s management assessment

•The project mine’s debt levels

•The project mine’s production equipment assessment

•The project capital needed and collateral available

•The projects sources nd uses of cash, and deployment details, etc.

After a complete review and examination of the mine and its operations, our committee will determine if the project fits the C3 project criteria. If it does not fit the criteria, the committee will ask the mine owners to keep us abreast of developments as the deficiency the committee uncovered may at some time in the future be resolved. If the project fits the necessary criteria the committee will move forward and recommend the project for engagement.

E.Production Phase Services offered by the Company

During the initial phase of the mine project’s service contract, C3 will monitor all aspects of the mining operation and have the authority to direct the material aspects of the operation in conjunction with the mine’s owners and management. Deployment of capital from the mine for equipment and other approved expenditures will be closely monitored by the C3 management team. C3 will also have daily contact with the mine and have a corporate representative to visit the project on a regular basis. We also plan to have remote monitoring capabilities so that C3 has the ability to monitor the important processing aspects of the mine 24/7.

During the duration of the engagement period for the project, C3 Bullion expects to be consulting and advising on a weekly basis to ensure the operation is reaching, maintaining, and hopefully exceeding gold-producing capabilities. Monthly meetings with corporate management and senior mine personnel will be undertaken.

F. Mine+ Group

In addition to C3’s core mining team, the Company has engaged Mine+ Group to enhance C3’s mining capabilities. Mine+ have spent their entire career developing mines and started noticing a similar pattern: owners were not developing their mines reliably and the people running the companies are smart, capable and have the best intentions, but often don’t have the right resources and controls to develop a mine effectively.

Mine+ Group helps owners develop mines more easily and offers solutions to handle most corporate, project and technical services that a mine needs. The Company’s collaboration with Mine + provides access to our clients where they will receive some of the best resources at affordable rates.

Mine + has focused throughout the world on improving the mining communities they serve, increasing the safety culture on mine sites, and eliminating environmentally impactful processes whenever possible. By C3 partnering with Mine+ Group, we are not just adding some of the best people in the mining industry to our team, but also tools, processes, and governance.

Some of the software operational tools that the C3 / Mine+ Group partnership provides to the project mines are:

1.ERMIS ppm:

A web-based project ERP is fully customizable, can integrate with any financial ERP, and gives the mine the confidence needed to track and control their project. Unlike other ERP solutions, this is ready to launch and C3/Mine+ includes all the back-office support to make sure the data, processes, and reports are accurate.

2.Reporting, Dashboards, and Analysis:

C3/Mine + offers the ability to create, manage, and issue any standard and non-standard report or register the mine requires. C3/Mine+ can also administer anything required to ensure a low-cost and accurate solution.

3.Develop and Implement Processes and Procedures:

C3/Mine + develops processes and procedures and implements them. The mine can utilize a toolbox of readymade and best-management processes or can create new custom processes tailored to a specific mine’s organization and team.

4.Onsite/Remote site staffing through strategic partnerships:

C3/Mine + provides proven world-class technical recruitment and payroll services to clients across the globe. As a result of their unique expertise, reach, and resources, they will assist the Company and its clients in accessing the very best personnel through extensive global databases and social media recruitment technologies.

5.The C3 operational core team, combined with Mine+ experience and know-how, provides a unique collaborative advisory firm capable of taking any project mine to its maximum operational production and efficiency at a reasonable price point for our target projects.

The agreement between Mine+ Group and C3 shall remain in full force and effect until the earlier of December 31, 2026 or termination in accordance with section 6 of our agreement. Either party may, on 30 days written notice to the other party, terminate this agreement.

Additionally, the Company shall pay Mine+ Group for the Services on a fees basis as per hourly rates values based on resources:

European resources:	$/h	US resources:	$/h
Executive	210	Executive	270
Management/Technical	130	Management/Technical	205
Senior	110	Senior	140
Junior	90
Admin	60

F. Gold Refining, Storing, and “Stacking” Services:

C3 receives a combined fiat and physical gold as payment for its management consulting services, lending activities, and receives a percentage of the mine’s production in physical gold. Therefore, a procedure is required to handle the monthly increasing amount of physical gold in storage.

The Company has partnered with Brinks to help secure the precious metals supply chain from mine to end user, including preparation of the shipment; weighing according to industry standards; preparation of documents for a letter of credit; storage; and acceptance and release of shipments upon receipt of formal instructions.

Brink’s also operates facilities for third-party inspection and assaying. In New York, Brink's is an authorized depository for NYMEX/Comex. In London, Brink’s is market-accepted as a warehouse for the LBMA (London Bullion Market Association) as well as an approved Weigh Master. Inventory management solutions are also available at secure storage facilities worldwide. The physical gold is taken by Brink’s at the mine and taken to a reputable refiner closer to the mine for refining, once done Brink’s pick up the now 99.5% gold and takes it to Brink’s vaults into C3 Bullion’s account.

Gold in the vaults will be used for two purposes:

•As a collateral for a credit line in order to lend money to mines

•Payment of dividends when and if the Board decides to do a payment of dividends in kind

G. The C3 Bullion Market Strategy

C3’s market strategy is built on a targeted, three-pronged approach — each aligned with a specific stakeholder group participating in the gold value chain.

1. Special-Situation Operators
On one side of the market, C3 engages directly with smaller mining companies that possess economically viable reserves but face structural or financial constraints. These operators often have limited access to capital, depressed equity valuations, and a clear need for external expertise. C3 provides the oversight, infrastructure, and execution support required to convert latent resource potential into controlled production.

2. Physical Gold Buyers Without Operational Capability
At the other end of the spectrum are entities seeking access to physical gold — but lacking the technical or operational capacity to interact directly with mining projects. These include institutions, high-net-worth individuals, family offices, jewelers, and banks. For this group, C3 facilitates access to gold delivered directly from controlled projects, often under contractual terms that allow for structured discounts — without requiring any operational involvement.

3. Institutional and Private Lenders Seeking Controlled Exposure
A third strategic channel targets financial institutions, private credit platforms, and lenders traditionally active in real estate or structured credit — but historically absent from mining due to investment committee constraints. C3 offers this group a purpose-built infrastructure layer that enables capital deployment into mid-tier mining projects under controlled, auditable terms. By providing oversight, project selection, and delivery enforcement, C3 opens this segment of the market to participants who have previously stayed out — not for lack of capital, but for lack of structure.

Through focused engagement with these three market segments, C3 aligns upstream production with downstream demand and institutional capital deployment.  This strategy can unlock capital transaction paths that were previously inaccessible.

H. Market Opportunity

The production-stage gold market remains structurally misaligned: mid-tier mining projects continue to face limited access to capital, while financial institutions are increasingly seeking new ways to gain exposure to physical gold. This disconnect — between stranded production and rising demand for disciplined gold access — defines the opportunity C3 is positioned to address.

On the mine side, capital scarcity persists. Production-stage operators with viable reserves often struggle to secure the working capital, equipment financing, and operational support required to scale operations. Many of these companies lack the institutional infrastructure needed to pass lender due diligence, leaving them outside the reach of traditional financing. Shifts in risk capital toward other sectors — including cannabis, cryptocurrencies, and energy transition commodities — have only deepened the financing gap for mid-tier gold producers.

At the same time, demand for physical gold among financial institutions has grown. Regulatory reforms under Basel III have increased the appeal of gold as a reserve asset, and large allocators — including banks, insurers, and private credit platforms — are now acquiring gold at record levels. Yet access remains inefficient: institutional capital is not structurally set up to engage with mining operators, and few mechanisms exist to bridge that gap, howeverC3  now offers that mechanism. By embedding financial constraint enforcement, operational supervision, and gold delivery reconciliation into mine-level operations, C3 enables capital to engage where it previously could not. Institutions gain structured access to gold at a discount — governed by contractual oversight and vault-based delivery enforcement — while mine operators gain the support, systems, and controls necessary to receive capital responsibly.

I.C3 Bullion Competitors

Throughout the Company’s market, there are just a handful of ways to have exposure to gold. The most recognized are the following:

1.Purchase of physical gold (coins/bars/bullion):

•the investor gets access to the physical gold

•but with high storage expenses, risk, and limited liquidity

•quantity stays the same and there is no revenue from it other than price appreciation

2.Gold Trust or Fund:

•The investor buys shares in a pool of capital that purchases and stores gold. The investor has limited access to the physical gold (redeemable after a process and fees)

•storage expenses are lower

•not risky

•good liquidity

•quantity diminishes as the trust/fund needs to sell part of the gold to pay for expenses

•there is no revenue from it other than price appreciation

3.Gold futures and options:

•the investor buys future contracts, but the investor never sees the gold. It is not redeemable, and is also referred to as paper gold

•there are no storage expenses

•not risky at all, other than risking the premium of the contract

•excellent liquidity

•not really acquiring any gold quantity

•revenue comes from speculation on the futures/options, but there is not a steady revenue

4.Gold mines shares/ETF:

•the investor buys shares in the mines, but the investor never really has access to physical gold

•there are no storage expenses

•some market/business risk

•excellent liquidity

•not really acquiring any gold quantity

•revenue comes from dividends if there are dividends available

The products outlined in 1-4 above are currently available in the market where an investor wants to have exposure to the physical gold and be able to take delivery of the physical gold. In general, they do not offer a constant increase in the amount of gold, nor do they offer any type of revenue. Actually, this has long been the primary investment reason against taking positions in gold.

5.The 5th option for gold exposure is our C3 Platform:

•The investor buys shares in our Company that will manage and help operate various gold mines

•There are lower storage expenses

•Business risk is mitigated by the collateral on any lending that takes place

•Limited liquidity

•Quantity of Gold increases every month

•Revenue comes in the form of extra gold as mines pay their service contracts, management agreements and loans

J. Summary of Business Strategy

C3  is a mining advisory and operational infrastructure consulting firm focused on enabling disciplined capital access across production-stage gold projects. Founded in 2020, C3 serves both mining operators and financial institutions by embedding structured oversight, equipment standard enforcement, and gold-linked repayment architecture into mid-tier mine operations throughout the Americas.

The firm’s team brings together engineers, geologists, mining operators, economists, capital markets professionals, and systems technologists — enabling a field-informed approach to operational execution, capital alignment, and product delivery enforcement.

C3 operates across three closely related business lines:

1.Mining Advisory and Operational Execution — We provide direct support for mine operators through project qualification, AI-based viability analysis, capital strategy design, and equipment structuring — with continued oversight through production.

2.Direct Lending to Mine Projects — We originate structured loans tied to project milestones, operator performance, and repayment of obligations in a combination of fiat currency and physically delivered gold.

3.System Licensing for Institutional Capital Deployment — We provide financial institutions and private lenders access to C3’s operational system — enabling capital to flow into mid-tier mines under enforceable controls and vault-audited repayment systems and logic.

C3 Bullion addresses a finance structural disconnect in the mining and capital markets: economically viable gold production assets remain stranded due to lack of institutional-grade policy infrastructure, while global demand for physical gold exposure is accelerating — particularly under post–Basel III frameworks. C3 exists to close this gap, offering both sides of the market the enforcement mechanisms, tools, and execution oversight they need to engage with gold investment securely.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Shares will not be initially listed or traded on any national securities exchange. We may make our Shares available for secondary trading on the alternative trading system operated by tZERO, an SEC-registered broker dealer and member of FINRA and SIPC. Orders may be entered on the tZERO Securities ATS by investors that maintain an account with tZERO. Orders properly submitted to the tZERO ATS are matched by tZERO Securities ATS’ order matching system, and tZERO clears transactions effected on the tZERO Securities ATS, as the clearing and carrying broker-dealer for all securities traded on the tZERO Securities ATS.

As of the date of this Offering Circular, we had approximately 3 record holders of our Shares, that are owned by the Board of Directors and 10 other individual holders as more fully described below.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Directors of Advisors and currently there are outstanding warrants to purchase up to five percent (5%) of our Shares of our Shares at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our Shares offered in this Offering Circular will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public offering price. Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on December 31, 2024 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

Assumed initial public offering price per share	$5.00
Net tangible book value per share before this offering (1)	$2.96
Increase in pro forma net tangible book value per share attributable to this offering (2)	($0.87)
Expenses impacting net tangible book value per share after this offering	($0.0)
Pro forma net tangible book value per share after this offering	$2.09
Dilution in pro forma net tangible book value per share to new investors	$0.87

(1)(2)The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

The following table illustrates the per share dilution to investors discussed above, assuming the sale of, respectively, 100%, 50%, 25% and 10% of the Shares offered for sale in this Offering (after deducting our estimated offering expenses of $2,800,000, $1,400,000,

$700,000 and $70,000, respectively as of December 31, 2024:

Funding Level	$1,000,000	$10,000,000	$20,000,000	$40,000,000
Offering Price	$ 5.00	$ 5.00	$ 5.00	$ 5.00
Net tangible book value per Share at December 31, 2024	$ 2.96	$ 2.96	$ 2.96	$ 2.96
Increase per Share attributable to existing investors in this
Offering	$0	$0	$0	$0
Proforma net tangible book value per Share after
Offering at December 31, 2023	$2.91	$2.69	$2.46	$2.09
Dilution to investors purchasing Shares in the Offering	$0.05	$0.30	$0.50	$0.87

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Board of Directors launched Company initial operations in January of 2022 and incorporated in Delaware on May 19, 2023 and commenced global operations shortly thereafter. We are still in the early-growth stage and looking to expand research and development and the growth marketing stages of our business.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products and services contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Trend Information

Revenue Trends

Because C3 characterizes the proceeds of its research and development arrangements as revenue, C3’s revenue can vary significantly based on demand for C3 Shares, the timing of revenue recognition under ASC 730 and whether C3 Shares’ sales are effected through consolidated funds. See the section titled “—Critical Accounting Policies and Estimates— Revenue Recognition” below for details. If we complete this offering of C3 Shares, C3 may recognize revenue in 2024 in connection with such sales under its current accounting policy, or under an appropriate future accounting policy. In addition, the Company may occasionally purchase assets using C3 Shares, valued at a discount to the then current fair value, which will result in a loss (or a lower gain) to the Company.

We generated no revenues during the period ending December 31, 2023, and no revenues for the year ended December 31, 2024.

Costs and Expenses Trends

C3’s operating expenses increased for the fiscal year ending December 31, 2024, primarily due to an increase in general and administrative costs associated with the addition of personnel to support C3’s growth and legal, accounting and audit expenses due to costs associated with the Reg A+ offering, and an increase in research and development costs, primarily due to the addition of personnel and contractors to support the development of the Company, in each case since December 31, 2023. Operating expenses have increased from ($515,337) at December 31, 2023 to ($823,427) for the year ended December 31, 2024.

C3’s other expenses have increased from $0 in December 31, 2023 to $1,990 for the year ended December 31, 2024.

Operating Results

We generated no revenues during the period ending December 31, 2023, and no revenues for the 12-month period December 31, 2024, other than $4,575 of Interest Income from cash reserves for the year ended December 31, 2024.

Plan of Operations

We were incorporated in the U.S. on May 19, 2023 and since that date our operations have consisted solely of developing our Company’s business model and expanding the C3 businesses.

We believe that the proceeds from our Regulation A+ Offering will be sufficient to fund our developmental operations for a period of sixty (60) months. We are also raising additional funds in a concurrent private offering of Shares to Latin American accredited investors of up to 1,000,000 Shares in reliance on rule 506(c), 504 of Regulation D, and Regulation S under the Securities Act. The Shares sold in the Reg S Offering have the same rights as those being sold in this Offering. As of the date of this Annual Report, we placed approximately $950,000 of Shares in the Reg S Offering.

Liquidity and Capital Resources

To date, we have generated no revenue from operations in 2023 from operating activities, and no revenues for the year ended December 31, 2024.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the C3 products up and running.

We believe that if we raise the Minimum Amount in this Offering, we will have sufficient capital to finance our operations for expansion globally over the next 24 months, however, if we do not sell the Maximum Amount, or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24- month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Sources of Funds

C3 has funded operations entirely through contributions from its Founders, Directors and sales of Common Shares.

C3 will continue to fund its operations and capital funding needs through equity and/or debt financing, as well as through our sales of Shares from our treasury. The sale of additional equity would result in additional dilution to C3’s stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict C3’s operations. The sale of additional C3 Shares may result in dilution of the existing supply of C3 Shares. If C3 is not able to secure adequate additional funding C3 may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned programs. The occurrence of any of these events could affect the value of the C3 Shares, our ability to deliver them, or the timing of their delivery.

To the extent that C3 raises additional capital through collaborations, strategic alliances, or licensing arrangements with third parties, C3 may have to relinquish valuable rights to its proprietary software, future revenue streams, research programs or applications or to grant licenses on terms that may not be favorable to C3. Any of these actions could harm C3’s business, results of operations and future prospects. C3 may never become profitable, or if it does, it may not be able to sustain profitability on a recurring basis. The occurrence of any of these events could affect the value of the C3 Shares, our ability to deliver them, or the timing of their delivery.

Net Cash From Operating Activities

The use of cash in all periods resulted primarily from C3’s net income/loss adjusted for non-cash charges and changes in operating assets and liabilities.

Net cash from operating activities during the period ended December 31, 2023 was ($443,593) and ($827,677) for the year ended December 31, 2024.

Net Cash From Investing Activities

Net cash from investing activities for the period ended December 31, 2023 was $0, and ($0) for the year ended December 31, 2024.

Net Cash From Financing Activities

Net cash from financing activities during the period ended December 31, 2023 was $725,000, and $781,300 for the year ended December 31, 2024.

Material Capital Commitments

We currently have no material commitments for capital expenditures.

Off-Balance Sheet Arrangements

C3 did not have any off-balance sheet arrangements during any of the periods presented.

Internal Control over Financial Reporting

During the periods covered by the financial statements, C3 was an early-stage private company and has relied primarily upon external accounting and financial reporting personnel and other resources with which to address our internal controls and procedures.

Critical Accounting Policies and Estimates

C3’s management’s discussion and analysis of C3’s financial condition and results of operations is based on C3’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires C3 to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. C3’s estimates are based on its historical experience and on various other factors that C3 believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. C3 believes that the accounting policies discussed below are critical to understanding C3’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

●persuasive evidence of an arrangement exists;

●delivery has occurred, or services have been rendered;

●the fee for the arrangement is fixed or determinable; and

●collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services. No revenue has been recognized from the date of inception through December 31, 2024, other than $800 of Interest Income from cash reserves for the nine-month period ended September 30, 2024.

Federal Regulation and Our Business

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation S and Regulation D, Rule 506(c) offering that we have conducted, will be used to fund the operations of the C3 platform. There can be no assurances that any of these offerings conducted by the Company will be successful.

We expect that during the 6-month period from January 15, 2025 to July 31, 2025, our efforts will be focused upon raising funds through the Annual Report filed under Regulation A of which this Form 1-A Offering Statement is a part.

Qualified Small Business

The Company expects to be a “qualified small business” as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended, at and immediately after the issuance of the Shares. The Company has no predecessor and has never at any time held gross assets in excess of $50 million and does not expect to hold gross assets in excess of $50 million immediately after this Offering (including the proceeds of this Offering).

We intend that the Company will operate in the future in the manner required for the Shares offered in this Offering to qualify as “qualified small business stock” as defined in I.R.C. § 1202(c), so that investors in this Offering (other than corporations) that meet the more than 5-year holding period specified in I.R.C. Section 1202(a) may be eligible to exclude from gross income for federal income tax purposes 100% of any gain realized on a future sale or exchange of the Shares (up to the maximums prescribed in I.R.C. Section 1202(b)) and to receive an equivalent preference for federal alternative minimum tax purposes.

The Company has not redeemed any of its issued stock since its formation and has no intention to do so at any time within one year of the date of this Offering. It intends to satisfy the “active business requirement” in I.R.C. § 1202(d) under the aggregation rules in I.R.C. § 1202(d)(e) as a “parent-subsidiary controlled group” by retaining at least 80% of its assets (by value) in the form of stock representing more than 50%, by vote or value, of subsidiary corporations engaged in the active conduct of one or more qualified trades or businesses, as the term “qualified trade or business” is defined in I.R.C. § 1202(e)(3). It will not hold more than 10 percent of the value of its assets (net of liabilities) in the form of stock or securities of corporations that are not subsidiaries, except to the extent such stock or securities are permitted to be held as working capital or temporary investment under I.R.C. § 1202(e)(6). The Company and its subsidiaries will strive to avoid engagement in other activities or businesses or the acquisition or holding of assets or positions that would disqualify the Company from being a qualified small business.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 8,000,000 Shares of its Shares on a best-efforts basis at a fixed price of $5.00 per share and any funds raised from this offering will be immediately available to the Company. The offering will terminate upon the earlier of the sale of all 8,000,000 Shares or one year from the date of this Offering Statement.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis,” subject to the occurrence of an applicable closing date. This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, general corporate purposes, repayment of debt (if any) and, prior to our use of the proceeds, other uses, including short-term, interest-bearing investments, as more specifically set forth in the “Use of Proceeds” starting on page 39.

Procedures for Subscribing

You will be able to make an investment in our common stock through an online investment platform. If you decide to subscribe for our securities offered in this Offering, you should:

1.

Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our common stock is suitable for you.

2.	Review the Subscription Agreement and execute the completed Subscription Agreement via electronic signature.
3.

Before or after a Subscription Agreement is signed, an integrated online payment portal will facilitate your transfer of funds by ACH, wire or by credit card (credit card investment may result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns) in an amount equal to the purchase price of your shares (as set out on the front page of your Subscription Agreement) into an escrow account with the Escrow Agent that will not yield interest for investors. The Escrow Agent will hold such subscription funds in escrow until such time as your Subscription Agreement is either accepted or rejected by us and, if accepted, such further time until you are issued the shares for which you subscribed.

4.

We and tZERO will review the subscription documentation completed and signed by you. You may be asked to provide additional information. We or tZERO will contact you directly, if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to the Initial Closing date.

5.

Once the review is complete, we or tZERO will inform you whether or not your application to subscribe for our shares is approved or denied and if approved, the number of shares for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded (subject to the processing times of your banking institution), without interest or deduction. We will accept subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.

If all or a part of your subscription is approved, then the number of shares you are entitled to subscribe will be issued to you upon the applicable Closing Date. Simultaneously with the issuance of your shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to us.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement. We and tZERO will rely on the information you provide in the Subscription Agreement and the supplemental information you provide in order for tZERO to verify that you are qualified to invest in this offering. If any information about your status changes prior to you being issued shares, please notify tZERO or us immediately using the contact details set out in the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. The Escrow Agent will return all monies from rejected subscriptions promptly to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed on the applicable Closing Date provided, however, that we reserve the right to reject any subscription, in whole or in part, for any reason or for no reason. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted Subscription Agreements are irrevocable.

Offering by Management

The Offering may be made, in management’s discretion, directly to investors by the Company’s management on a “best efforts” basis.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The Company had

previously entered into an agreement with one of our directors to assist in raising capital for the Company. The agreement has since been terminated and no directors or officers of the Company shall be compensated, whether in the form of commission or other remuneration, in connection with the Offering. At the end of the Offering, our officers or directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

We intend to sell the Shares in this offering through registered broker-dealers or through our Board of Directors, Christopher Werner, Luciano Duque, Martin Gallon and their affiliates. They will not receive any compensation for offering or selling the Shares.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Broker-Dealer Compensation

The Company has engaged tZERO Securities, LLC, a broker-dealer registered with the SEC and a member of FINRA and SIPC, to act as the exclusive placement agent and broker-dealer of record for this Offering. As compensation, the Company has agreed to pay tZERO an offering fees (the “Offering Fee”) equal to equal to (i) 4.5% of the gross proceeds received by the Company from investors for the Offering sourced by tZERO or a tZERO website, or (ii) 1.25% of the gross proceeds received by Company from all other investors for the Offering, a one-time advisory and consulting services fee of $15,000, and reimbursement of reasonable accountable expenses not to exceed $20,000 (including any expenses associated with the Escrow Agent’s services and/or tZERO Technologies, LLC’s services); provided such expenses shall not be advanced by the Company and shall be invoiced by tZERO as they are incurred. tZERO’s advisory and consulting services including the following: reviewing the Company, its affiliates, executives and other parties, and consulting with the Company regarding the same; consulting with the Company on best business practices regarding the Offering; advising the Company on the compliance of marketing material and other communications with the public with applicable legal standards and requirements; reviewing the content of certain of the Company’s Offering materials; working with the Company’s counsel in preparation of the Offering; and coordinating with third party agents and vendors in connection with performance of services for the Offering. The term of tZERO’s engagement shall continue until the earlier of (i) all conditions of the Offering being met and the final closing date of the Offering as agreed by the Company and tZERO or (ii) on any date following the 90-day anniversary of the launch of the Offering, upon 30 days’ advance written notice termination by either party and the payment of any fees by the Company due to tZERO.

The Escrow Agent is tZERO Securities, LLC who has been appointed as escrow agent for the Offering pursuant to an escrow agreement between the Escrow Agent and us. for the Company has agreed to pay the Escrow Agent a fee of $1,000 for this Offering and reimbursement of reasonable accountable expenses not to exceed $20,000 (including any expenses associated with tZERO’s broker-of-record services and/or tZERO Technologies, LLC’s services); provided such expenses shall not be advanced by the Company and shall be invoiced by tZERO as they are incurred.

The Escrow Agent shall keep subscriber funds in a segregated, non-interesting-bearing account for primary offerings (the “Escrow Account”). The Escrow Account maintained by the Escrow Agent shall be terminated in whole or in part on the earliest to occur of: (a) the Closing of the Offering, (b) the date which is one year after this Offering being qualified by the SEC , or (c) the date on which this Offering is earlier terminated by us, in our sole discretion. The foregoing sentence describes the escrow period (the “Escrow Period”). During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become our property or the property of any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until we have triggered closing of such funds. In the event the Escrow Agent does not receive written instructions from us to release funds from the Escrow Account on or prior to termination of the Escrow Period, the Escrow Agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

The Escrow Agent shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid. Prior to processing, the escrowed funds may be sent from the online investment platform to one or more banking intermediaries for settlement purposes before being deposited into the Escrow Account. The Escrow Agent will receive interest on the proceeds in the Escrow Account but no interest will be shared with investors in this Offering.

If any Subscription Agreement for the purchase of shares of common stock is rejected by us, in our sole discretion, then the Subscription Agreement and the escrowed amounts for such investor shall be promptly returned to the rejected investor by the Escrow Agent.

We shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that become due in connection with the Escrow Agreement or the Escrow Account, including reasonable attorney’s fees.

The Escrow Agent in no way endorses the merits of the Offering or of the securities.

Technology Services

In addition, the Company will pay tZERO Technologies, LLC, an affiliate of tZERO, the following fees for use of its online investment platform: (i) a one-time set up fee of $10,000, (ii) a monthly fee of $2,000 during the 12-month term of the Offering and such fee shall not exceed $24,000 for this Offering and (iii) a transaction fee of $20 per investment commitment submitted to the platform and certain additional fees for AML searches, payment processing and administrative fees (“Technology Transaction Fees”).

Fair Compensation

To ensure adherence to fair compensation guidelines, tZERO will ensure that the total compensation received by it and its affiliates shall not exceed 8% of the gross proceeds received by the Company from investors for the Offering (excluding any third-party expenses incurred by tZERO). Maximum compensation that tZERO Securities and its affiliates may receive in connection with this Offering, assuming it is fully subscribed, is $3.2 million.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.C3Bullion.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares. For general information on investing, we encourage you to refer to www.investor.gov.

Secondary Trading

Our Shares will not be initially listed or traded on any national securities exchange. We may make our common stock available for secondary trading on the alternative trading system (the “tZERO Securities ATS”) operated by tZERO, an SEC-registered broker dealer and member of FINRA and SIPC. Orders may be entered on the tZERO Securities ATS by investors that maintain an account with tZERO. Orders properly submitted to the tZERO Securities ATS are matched by tZERO Securities ATS’ order matching system, and tZERO clears transactions effected on the tZERO Securities ATS, as the clearing and carrying broker-dealer for all securities traded on the tZERO Securities ATS.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

BENEFICIAL SECURITY HOLDERS

Capital Structure:

Currently on Issue10,281,500

Issued under this Offering8,000,000

The following table sets forth certain information as of April 30, 2025 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 10,281,500 Shares outstanding as of the date above.

Current Capitalization Table			Post Reg A+ - Capitalization Table (If Fully Subscribed)
Shareholder	Share count	Share %	Shareholder	Share count	Share %
Chris Werner	3,500,000	34.04%	Regulation A Shareholders	8,000,000	43.76%
Solomon Capital Management(1)	3,500,000	34.04%	Chris Werner	3,500,000	19.15%
ESG, LLC (2)	1,450,000	14.10%	Solomon Capital Management (1)	3,500,000	19.15%
Arturo Barcelo Camacho	800,000	7.78%	ESG, LLC (2)	1,450,000	7.93%
Burt Schippers	250,000	2.43%	Arturo Barcelo Camacho	800,000	4.38%
Martin Gallon	200,000	1.95%	Burt Schippers	250,000	1.37%
Jose Varas	200,000	1.95%	Martin Gallon	200,000	1.09%
Kevin Werner	50,000	0.49%	Jose Varas	200,000	1.09%
Dingo y Koala (Judy Doens)	40,000	0.39%	Kevin Werner	50,000	0.27%
Elizabeth Leon	40,000	0.39%	Dingo y Koala (Judy Doens)	40,000	0.22%
Dulce German	40,000	0.39%	Elizabeth Leon	40,000	0.22%
Mario Rubio	40,000	0.39%	Dulce German	40,000	0.22%
Misael Leon Medina	25,000	0.24%	Mario Rubio	40,000	0.22%
Alejandro Soriano Avila	25,000	0.24%	Misael Leon Medina	25,000	0.14%
Jorge Medina	25,000	0.24%	Alejandro Soriano Avila	25,000	0.14%
Maria Teresa del Carmen	15,000	0.15%	Jorge Medina	25,000	0.14%
Juan Antonio Camacho Garibaldi	12,500	0.12%	Maria Teresa del Carmen	15,000	0.08%
Develop System International Consulting S.A. de C.V.	12,500	0.12%	Juan Antonio Camacho Garibaldi	12,500	0.07%
Amber Zinea Vergara Valenzuela	12,500	0.12%	Develop System International Consulting S.A. de C.V.	12,500	0.07%
Susana Beatriz de la Torre	12,500	0.12%	Amber Zinea Vergara Valenzuela	12,500	0.07%
Ramiro Urbano	10,000	0.10%	Susana Beatriz de la Torre	12,500	0.07%
Maria de los Angeles Yañez Machorro	10,000	0.10%	Ramiro Urbano	10,000	0.05%
Victor Manuel Lonato Villa	10,000	0.10%	Maria de los Angeles Yañez Machorro	10,000	0.05%
Juan Manuel Gamez Villa	10,000	0.10%	Victor Manuel Lonato Villa	10,000	0.05%
Graciela Soriano Avila	2,000	0.02%	Juan Manuel Gamez Villa	10,000	0.05%
Fidelina Casasola	2,000	0.02%	Graciela Soriano Avila	2,000	0.01%
Total Shares Issued and Outstanding to Date	10,281,500		Total Shares Issued and Outstanding - Post Regulation A+ Offering	18,281,500
Total Shares Authorized	20,000,000		Total Shares Authorized	20,000,000
Shares in Treasury	0		Shares in Treasury	0
Authorized but not issued	9,722,500		Authorized but not issued	1,718,500

(1)Solomon Capital Management, controlled by Luciano Duque, CIO and Secretary

(2)ESG, LLC controlled by Kevin Werner of Sheboygan, Wisconsin

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the Offering. Since they may continue to control the Company after the Offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

LEGAL STRUCTURE

There are three (3) Board of Directors who are also current shareholders. The Board of Directors are active in the business and are officers and/or directors of the Company.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members, officers, and managers of the Board of Directors are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held During Past Three Years	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Martin Gallon	COO, Vice President, Director	Mining, Geology and Technology
Luciano Duque	CIO, Director, Secretary	Finance, Technology and Commercial
Chris Werner	CEO, President, Chairman of the Board, Director	Mining, Finance and Commercial
Jim Elgart	CFO	Accounting, Finance and Commercial

The Company has made no provisions for paying cash or non-cash compensation to its Shares and Board of Directors for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. The Board of Directors were issued no shares during the period ended December 31, 2024 for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2024, respectively.

			% Before	% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)(2)	$28,883	200,000	1.94%	1.09%
Luciano Duque(1)(2)	$132,500	3,500,000	34.0%	19.13%
Chris Werner(1)(2)	$127,500	3,500,000	34.0%	19.13%
All officers and directors as a group (3 persons)	$288,883	7,200,000	69.94%	39.36%
_________________________

(1)Our directors are not compensated for their services as directors. The Board of Directors has not implemented a plan to award options to our directors. There are no contractual arrangements with any member of the Board of Directors to serve as directors. We have no director's service contracts. No compensation is paid to directors for acting as such. Any compensation paid to the directors is classified as payments to them for their consulting services as officers of the Company.

(2)During the year ended December 31, 2024, the Company engaged the Company officers Christopher Werner, Luciano Duque and Martin Gallon as consultants. Werner, Duque, and Gallon were paid fees during that period at the rate of $127,500, $132,500, and $28,883, respectively for services rendered plus reimbursement of expenses. Such fees were paid either to Werner, Duque, and Gallon directly or to entities they control. The three officers are expected to be engaged by the Company for the foreseeable future and their fees may be adjusted from time to time. As of the report date, the monthly fees paid to the officers are $10,000, $10,000 and $5,000 to Werner, Duque, and Gallon, respectively.

Employment Contracts and Employees

We have entered into employment contracts with our officers or directors. We currently employ our CEO, CIO and COO as directors, and we have a CFO and compliance manager and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full-time VP of Business Development.

Indemnification

Indemnification is authorized by the Board of Directors to managers, officers or controlling persons acting in their professional capacity pursuant to Delaware law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Board of Directors Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board of Directors and the Board of Directors’ oversight of the Company’s risk management process.

The Board of Directors’ role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board of Directors meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board of Directors on a variety of matters. The Board of Directors reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board of Directors to exercise its oversight of the Company.

The Company has retained the Board of Directors as the Company’s investment adviser. The Board of Directors is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board of Directors provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, Christopher Werner, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board of Directors for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board of Directors and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board of Directors’ leadership structure and risk oversight is identical.

Board of Directors Committees

None.

Codes of Ethics

Each of the Company, the Board of Directors, the Board of Directors, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements, or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551- 8090. The Codes are available on the EDGAR database on the SEC’s website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations, or removals. Our officers hold office at the pleasure of our Board of Directors of directors, or until their deaths, resignations, or removals.

Organizational Structure

One team will be allocated for research and development. Two teams will be allocated for sales and support upon closing of the Offering.

Bullion

C3 Bullion, Inc.

Organizational Chart

Board of Directors
Christopher Werner
Martin Gallon
Luciano Duque
Operation
Chief Executive Officer
Chief Investment Officer
Chief Economist
Chief Operations Officer
Chief Financial Officer
Chief Compliance Officer
Project Analysis Underwriting
Public Relations & Marketing
Business Development
Investor Relations
AI Director
Project Supervision Operation
Accounting
Legal
Compliance
Digital Front Office & Social Media
Digital Back Office & CRM
USA Market
International Market
Artificial Intelligence Tool
Mine+ Team
Underground Operation
Above ground Operation
Underground Operation
Above ground Operation
Equipment
Equipment
Logistics
Security
Bookkeeping
Clerk
Accounting firm
Auditor
USA SEC/Securities
Asset reclamation litigation lawyers
Broker Dealer of Record
Transfer Agent
LatAm Broker Dealer
Investor Relations
Loan Servicing
Analyst 1
Analyst 2

BOARD OF DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors and officers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Biographies

Christopher Werner – CEO, President, Chairman of the Board, Director

Since 1998, Mr. Werner is the Past CEO of Ascendant Holdings Ltd., which completed two separate IPOs on the TSX for Canadian mineral exploration companies. He was also the Founder and CEO of River Hills Resources which joint ventured with a Chinese State-Owned company to develop three mining projects in Ecuador.

Mr. Werner Co-Founded and was CEO of Gorgona Gold S.A.C. which was a Peruvian-based exploration company with ten mining projects comprising 22 concessions covering over 17,500 hectares, and also Co-Founder and CEO of Pangea Resources S.A. which was a Nicaraguan based mining company.

Chris founded C3 Bullion in January 2020 to operate as an alternative mine management consulting services company with a focus on assisting early-stage production opportunities. He attended Marquette University and completed his education at Regis University of Denver, Colorado.

Luciano Duque – CIO, Director, Secretary

Mr. Duque is a global business executive and entrepreneur, with 20+ years of experience in the US and international business in a wide range of industries, with a strong focus on Capital Markets and Fintech. Extensive experience in business startups in North, Central, and South America, including the startup/structuring of a US Broker-Dealer. His track record during this time includes Investment Banking in LatAm for deal origination, negotiation, structuring, and Placement for the Company. He is a former International Client Advisor for Morgan Stanley and has experience structuring investment management consulting services.

Luciano has extensive U.S. and International Broker-Dealer, family/multifamily office, and fund allocators network experience and knowledge and experience in digital assets, asset tokenization, and secondary trading of securities (ATS). He is a mechanical Engineer by training and as the following current licenses:

FINRA licenses: Investment Banking (79), Investment Advisory (66), Securities Broker (7), Commodities broker (3), and Securities Principal (24).

Martin Gallon – COO, Vice President, Director

Mr. Gallon is a registered professional mining executive with over 45 years’ experience in all phases of exploration and mining, both open pit and underground, from grass roots exploration through feasibility studies, mine development & construction, to process plant design and operational mine management. He developed, supervised and authored feasibility and EPCM proposals for major engineering and construction groups and held progressively senior positions including VP Exploration, President, COO and CEO. More recently, Mr. Gallon focused on project evaluation, financing, development, construction and advancing a number of projects from grass roots to production in North, Central and South America where he was responsible for two major exploration discoveries and designed, built and operated three gold mines.

Jim Elgart – Chief Financial Officer

Mr. Elgart is the founder of MarathonCFO, an outsourced accounting and fractional CFO firm based in Boston.  Jim has 25+ years of experience as a financial professional during which he has helped many companies scale and grow their financial infrastructure and design and execute a financial strategy.

Jim has been "point" on multiple funding and liquidity transactions, most recently as the CFO of CompleteCase.com which was sold to a private equity firm in 2021.  Prior to joining C3, Jim was a co-founder or partner in at least six different businesses including the biotech firm Asischem and the fintech company check-print.com.  Additionally, Jim has helped establish the financial infrastructure for several private funds, including a fund organized to make hard money loans to contractors and developers, Crowdlending.com.

Jim is a CPA licensed to practice in Massachusetts.

Manuel Varas - Chief Economist, Risk Management

Jose Manuel Varas is an expert on Financial risk with specific experience in Credit, Market, and Operational risk gained through over a decade of professional engagements with banking institutions (Lloyds Banking Group), rating agencies (Moody’s), auditor firm (EY), and the British financial regulator (FSA).

He is also an experienced Economist, having developed for different employers models used for scenario analysis, stress testing, and to identify sovereign risks. His professional experience includes a sound knowledge of the business environments and financial regulations across different geographies, based on his fieldwork experience in EMEA, LATAM, and North America. He still maintains active links with academia after holding positions as an academic at the University of Manchester and the University of Wales, he actively collaborates in researching with academics and participates in conducting seminars in different Universities.

His formal academic qualifications include a Ph.D. in applied finance, M.A. in Economics, MBA with specialization in Finance, and a BSc in Business Management and Economic Sciences, in addition to specialization courses in MIT, Thunderbird University, and BBA (British Banking Association).

Non-executive advisors:

Greg Mosher - Geologist and Mining

Greg is a geologist with strong skills in mineral resource estimation and due diligence assessment of mineral exploration and mining properties, project management of geology, and resource estimation studies, and exploration program design and management. Greg is a Qualified Person for NI 43-101 and JORC technical reporting on many mineral deposit types and mineral resource estimation.

Greg has more than 40 years of geology experience with project locations across North and South America, Asia, Greenland, North Africa, and Europe. Consulting contracts have included technical evaluations of mining operations and mineral properties, mineral resource estimations, and design and management of geological exploration programs including mapping, geochemical and geophysical surveying, and diamond drilling.

John Bolaños - Geologist and Mining Operations

Mr. Bolanos has a Master’s Degree (M.Sc.) in Mining Geology from the Camborne School of Mines (M.C.S.M.) of the University of Exeter (the U.K., 1995); P. Eng. Geology graduated from the Central University of Ecuador (Honors Degree - Gold Medal Best Student, 1992); Registered Member (Qualified Person) of the Society of Mining, Metallurgy and Exploration of the USA (SME), Member of the Society of Economic Geologists (SEG), Fellow of the Geological Society and has 21 years’ experience in geology, mining exploration, mining evaluation, development and administration of mining properties in the roles of Consulting Geologist, Exploration Manager, General Manager, Vice-president of Exploration for mining companies in North, Central, and South America.

John is a mining professional guiding key participants in numerous mineral projects that were funded via public transactions. Mr. Bolanos is a "Qualified Person" as defined under National Instruments 43-101 and is also one of three South American geologists who are members of the Society of Mining Engineers.

Julian Rosero - Mining and Engineering

Former Minister of Mines of Ecuador. Managed on behalf of Ecuador the foreign exploration missions conducted by French, British, Japanese, and Chinese from 1970-2010. Held the position of In-Country General Manager for numerous public and private mining companies both exploration and production. Central University of Ecuador professor of geology for 34 years.

Mr. Rosero graduated as an Engineer in Mines in 1973 and with a Post Degree in Mines Geology from the University of Leicester, England 1976. He has served as a field geologist in exploration geochemistry and mapping in the Ecuadorian Geological Survey since November 1972, was a Mineralogy Teacher in the Faculty of GMYP of the Central University of Ecuador from 1971 until October 1985, and Mineral Exploration from November 1985 until 2001, and Director of the Ecuadorian Geological Survey from January to October of 2003 and Vice Minister of Mines from 2004 to 2005.

Oliver Stark - Mining Equipment and Operations

Based in Lima, Peru, he is A Tri-lingual executive with more than 35 years of managerial experience as country head, general and commercial manager in leading local and multinational organizations, active in the mining sector with a solid trading base. Highly experienced in business development, international trade, and contract negotiations. Mr. Stark's experience in the mining sector encompasses managing director positions in mining financial institutions, equipment manufacturers and distributors, refining, metals trading, exploration, and production of gold and copper companies including Austria Duvaz, a 100+ year old continuous mining company.

Commercial – Marketing – Administrative Team:

Judith Doëns - Executive Market Director -Latin America – Mexico

Judith Doëns is a Finance and Economics professional. She has over 20 years of experience in consulting and corporate financial advisory, working with clients in Mexico and Latin America. She is the founder and project director for A&D Consultores, a firm that specialized in structuring corporate debt, corporate strategic business development, operational analysis, corporate financial modeling, and forecasting. She has advised over 200 startups, focusing on strategy and operational planning.

Currently, Judith is advising the startup of several investment funds. Additionally, She manages several financial programs for corporate clients in Mexico and Latin America. She has advised and continues to advise several Pemex contractors, with corporate planning and financial structuring for oil refineries construction since 2018.

REGISTERED OFFICE

875 N. Michigan Avenue, Suite 3100

Chicago, IL 60611

Tel: 920-207-0100

support@C3Bullion.com and www.C3Bullion.com

ADVISORS & BACK-OFFICE AFFILIATES ATTORNEYS

tZERO Securities, LLC

tZERO Technologies, LLC

Valyant

Vertalo

Brinks

Mine +

Sam Amsterdam

Simmons Associates, Ltd., U.S. Counsel (www.simmonsltd.com)

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

1.He has not been convicted, within ten years before the filing of the Offering Circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the SEC; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

2.He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the Offering Circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the SEC; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

3.He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the Offering Circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the Offering Circular;

4.He is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this Offering Circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

5.He is not subject to any order of the SEC entered within five years before the filing of the Offering Circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter- based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

6.He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

7.He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Offering Circular filed with the SEC that, within five years before the filing of the Offering Circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

8.He is not subject to a United States Postal Service false representation order entered within five years before the filing of the Offering Circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representation.

Term of Office

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board of Directors, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its Board of Directors for services until the Offering is closed. No salaries are being paid at the present time, and none will be paid unless and until this offering closes. The Board of Directors were issued Company shares in May, 2023 at inception for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2024.

			% Before	% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)(2)	$28,883	200,000	1.94%	1.09%
Luciano Duque(1)(2)	$132,500	3,500,000	34.0%	19.13%
Chris Werner(1)(2)	$127,500	3,500,000	34.0%	19.13%
All officers and directors as a group (3 persons)	$288,883	7,200,000	69.94%	39.36%

1.Our directors are not compensated for their services as directors. The Board of Directors has not implemented a plan to award options to our directors. There are no contractual arrangements with any member of the Board of Directors to serve as directors. We have no director's service contracts. No compensation is paid to directors for acting as such. Any compensation paid to the directors is classified as payments to them for their consulting services as officers of the Company.

2.During the year ended December 31, 2024, the Company engaged the Company officers Christopher Werner, Luciano Duque and Martin Gallon as consultants. Werner, Duque, and Gallon were paid fees during that period at the rate of $127,500, $132,500, and $28,883, respectively for services rendered plus reimbursement of expenses. Such fees were paid either to Werner, Duque, and Gallon directly or to entities they control. The three officers are expected to be engaged by the Company for the foreseeable future and their fees may be adjusted from time to time. As of the report date, the monthly fees paid to the officers are $10,000, $10,000 and $5,000 to Werner, Duque, and Gallon, respectively.

Employment Contracts and Employees

We have three employment contracts with our officers or directors. We currently employ our CEO as a full-time officer, and we have a part-time general counsel and a full-time chief technology officer. We plan to add up to five administrative personnel, including a full- time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Certificate of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware. Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS

The following table sets forth certain information as of December 31, 2024 with respect to the holdings of each of our directors, nominees for director, and named executive officers, and all of our directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 10,277,500 Shares of our Shares outstanding as of the date above.

			% Before	% After
Name and Address	Annual Compensation	No. of Shares	Offering	Offering
Martin Gallon(1)	$28,883	200,000	1.94%	1.09%
Luciano Duque(1)	$132,500	3,500,000	34.0%	19.13%
Chris Werner(1)	$127,500	3,500,000	34.0%	19.13%

All officers and directors as a group (3 persons)	$288,883	7,200,000	69.94%	39.36%

Regardless of the success of this Offering, our officers and director and current stockholders will continue to own the majority of our Shares after the Offering. Since they may continue to control the Company after the Offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

We estimate that the net proceeds we will receive from this Offering will be $36,800,000, after deducting the estimated transaction fees (assuming maximum compensation is paid to tZERO and its affiliates) and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the Offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the Shares.

(in millions)
Sources
Shares/Shares offered hereby	$40.00
Total sources	$40.00
Uses
Repayment of existing short-term loan (1)	$0.00
Transaction fees and expenses	3.20
Cash on hand	36.80
Total uses	$40.00

(1)	Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company. This loan will be terminated in connection with this Offering.

LEGAL STRUCTURE

There are three (3) Board of Directors who are also current shareholders. The Board of Directors are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The Company issued 7,200,000 Company to our Board of Directors at inception. Additionally, during the year ended December 31, 2023, the Company issued a promissory note in the amount of $221,233 to a related party, ESG Corporation, which is controlled by officer and shareholder Christopher Werner. The note was issued in order to reimburse ESG Corporation for certain pre-opening expenses relating to the formation of the Company including professional fees, banking charges, and miscellaneous costs incurred in the year preceding the formation of C3 Bullion Inc. On September 15, 2023, a payment in the amount of $26,233 was issued to ESG reducing the balance of the related party note payable to $195,000.

During the year ended December 31, 2023, the company entered into a professional services agreement with related party C3 Capital, LP, an entity controlled by officer and shareholder Christopher Werner. The professional services agreement entailed using the banking and accounting infrastructure of C3 Capital LP to collect shareholder subscription funds and to make payments to vendors on behalf of C3 Bullion Inc. As of December 31, 2023 the Company had a balance receivable from C3 Capital, LP in the amount of

$100,398, all of which was subsequently collected or used to pay company expenses by March 31, 2024.

During the year ended December 31, 2023 the Company paid a professional services fee on behalf of a related party, C3 Bullion Advisory, LLC which is controlled by officer and shareholder Christopher Werner and shareholder Solomon Capital Management, an entity controlled by officer Luciano Duque. As of December 31, 2023 the Company had a balance receivable from C3 Bullion Advisory, LLC of $30,000.

During the year ended December 31, 2024, the Company engaged the Company officers Christopher Werner, Luciano Duque and Martin Gallon as consultants. Werner, Duque, and Gallon were paid fees during that period at the rate of $127,500, $132,500, and $28,883, respectively for services rendered plus reimbursement of expenses. Such fees were paid either to Werner, Duque, and Gallon directly or to entities they control. The three officers are expected to be engaged by the Company for the foreseeable future and their fees may be adjusted from time to time. As of the report date, the monthly fees paid to the officers are $10,000, $10,000 and $5,000 to Werner, Duque, and Gallon, respectively.

Christopher Werner of Kohler, Wisconsin filed the Certificate of Incorporation with the Delaware Secretary of State on May 19, 2023.

The following table sets forth the numbers and percentages of our outstanding voting securities as of December 31, 2023 (as qualified in the footnotes thereto) by:

•each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

•each of the Company’s directors;

•each of the Company’s executive officers; and

•all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Shares and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o C3 Bullion, Inc., at 875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611, support@C3Bullion.com and www.C3Bullion.com.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have been audited by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The Law Offices of Simmons Associates, Ltd. will pass on the validity of the Shares being offered pursuant to this Offering Circular.

DESCRIPTION OF SHARES

Our Certificate of Incorporation provides that we may issue up to 20,000,000 shares of common stock, $0.001 par value per share, referred to as common stock. As of the date of this Offering Circular, there are 10,294,000 outstanding shares of common stock. Upon completion of the maximum offering, 18,294,000 shares of our common stock will be issued and outstanding.

Under Delaware law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Certificate of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Certificate of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Delaware law, a Delaware corporation generally cannot dissolve, amend its Certificate of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Certificate of Incorporation. Our Certificate of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Delaware law also permits a Delaware corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation.

Issuance of Stock

Any stock of the Company may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

Pre-Dispute Arbitration Agreement

To purchase the securities described in this Offering Circular, each investor must agree, as part of the Subscription Agreement, that all disputes or claims, including those arising under U.S. federal securities laws, will be resolved exclusively through binding arbitration and that the investor waives the right to a jury trial, including for claims by the investor under the U.S. federal securities laws. This requirement is detailed in the pre-dispute arbitration and waiver of jury trial clause found in Section 20 of the Subscription Agreement (Dispute Resolution and Arbitration). The arbitration will follow the rules of a recognized arbitration organization, and the arbitrator’s decisions will be final and enforceable in any court of competent jurisdiction. Although the Subscription Agreement includes a waiver of the right to a jury trial by the investor and arbitration provisions, it does not waive the Issuer’s obligation to comply with U.S. federal securities laws and related regulations. Please also review the risk factor disclosures below regarding arbitration and jury trials (Investors in this offering may not be entitled to a jury trial with respect to claims arising from or related to the Subscription Agreement, the Offering, or the Issuer, and may be subject to mandatory arbitration, which could result in less favorable outcomes to investors in certain actions).

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)for acts specified under Section 7-108-403 of the Delaware Business Corporation Act or any amended or successor provision thereof, or

(iv)for any transaction from which the director derived an improper personal benefit. If the Delaware Business

Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

* * * * *

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 18,294,000 Shares of our Shares. Of these Shares, the 8,000,000 Shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Certificate of Incorporation, except for any Shares purchased in this offering by our “affiliates.

The GDCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two- thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The GDCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Certificate of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

“affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 10,294,000 Company will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our Shares. We can provide no assurance as to:

(i)the likelihood that an active market for our Company will develop;

(ii)the liquidity of any such market;

(iii)the ability of the stockholders to sell the Shares; or

(iv)the prices that stockholders may obtain for any of the Shares.

We cannot make any prediction as to the effect, if any, that future sales of Shares, or the availability of Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our Shares (including Shares issued upon the exchange of common units in our operating Company tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our Shares. See “Risk Factors—Risks Related to the Market for Our Common Shares” at page 14. For a description of certain restrictions on transfers of our Company held by our stockholders, see “Description of Shares” at page 70.

Rule 144 for Board Members, Executives or Control Persons

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell Shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell Shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the Shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell Shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell Shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the Shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the Shares of our Shares then outstanding as shown by the most recent report or statement published by us, which will equal approximately 100,000 Shares immediately after this offering.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Delaware. The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering at page 55.

Tax Considerations

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board of Directors may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable

U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives, or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller, or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti- bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

The following summary of the Federal income tax consequences to Shareholders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans- actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac- counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the underlying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and

(ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward-looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights, terms, or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time to time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti- bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company may also require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Certificate and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

* * * * *

Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit- sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE IN VESTMENT.

Foreign Shareholders

A Shareholder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning a Share, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its shareholders.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

* * * * *

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Certificate of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We are also subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Our Board of Directors

Our Board currently consists of three members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at C3 Bullion, Inc., 1875 N. Michigan Avenue, Suite 3100, Chicago, IL 60611 Attention: Investor Relations or via e- mail communication at: mark@C3Bullion.com.

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Certificate of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Certificate of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

Our transfer agent and registrar for our Company is Vertalo. As a Digital Transfer Agent, Vertalo, an SEC Registered Transfer Agent (TA), incorporates advanced technology, including API connections, attractive user interfaces, and active transfer agent registration to provide a suite of services, under a single, secure and integrated platform, including:

•Shareholder registry management tools and interfaces

•Monitor issuances and transfers

•Act as an intermediary for dividends and payments

•Maintains a ledger of stakeholders

•Facilitates proxy votes

•Handles payments and settlement

•Enables tokenization of securities and private assets, including REITs

•Creates encrypted and immutable ownership records

•Provides investors with keyless wallets

•Enables investors to access their ownership records through a web-based user interface using their email address and password

•Initiate changes in the protocol (chain swap)

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates Ltd., Attorneys and Counselors at Law

REPORTS

We are offering our Common Stock pursuant to rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer and sell up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Simmons Associates, Ltd., Attorneys and Counselors at Law, Providence, Rhode Island.

EXPERTS

The valid issuance of Shares of the Company appearing throughout this Offering Circular has been opined upon by the law firm of Simmons Associates, Ltd., Providence, Rhode Island, and upon the authority of that firm as experts in corporate, banking and securities laws.

HOW TO SUBSCRIBE

Subscription Procedures (Cash Offering)

Investors seeking to purchase our C3 Shares should visit our website at www.C3Bullion.com. All investors must meet the “qualified purchaser” standards described in this Offering Circular, and should proceed as follows:

•Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this Offering Circular, and will be available. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9 prior to the Cash Offering Closing.

By executing the subscription agreement, as applicable, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common Shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year- end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable, but in any event no later than the end of the period of the cash offering. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

If you are purchasing in the cash offering, you must initially purchase at least $500 of Shares in this offering based on the applicable per Share price. In our discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on our website www.C3Bullion.com at least two days in advance of that new minimum amount taking effect. Factors that we may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply to all new purchasers.

Maximum Purchases Permitted

In our discretion, we may in the future increase or decrease the maximum investment amount for all new purchasers. We will disclose any new investment amount on our website www.C3Bullion.com at least two days in advance of that new maximum amount taking effect. Factors that we may consider in modifying the maximum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the maximum amount versus the amount of money we have raised from investors contributing lesser amounts. Any change to the maximum investment amount will apply to all new purchasers.

Form of Payment

We will accept payment of purchase price in U.S. dollars. The considerations to be used in selecting a replacement source shall include, whether such source has all applicable regulatory approvals to operate, the volume of cryptocurrency sales that are effected on such platform or aggregator by U.S. investors, the reputation of such platform, and the requirement under Rule 251(a) under the Securities Act that the source be an “accepted standard,” which determination will likely be made on the basis of the foregoing factors and taking into account any guidance from the SEC that may exist at the time such replacement is made. In the event we select a replacement source, holders of C3 Shares will be notified of such change via electronic communication and the filing of an Offering Circular supplement via Rule 253(g)(2) of Regulation A.

AVAILABLE INFORMATION

We have filed with the SEC an Offering Circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This Offering Circular, which constitutes part of the Offering Circular, does not contain all of the information set forth in the Offering Circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the Offering Circular, including exhibits, schedules and reports filed as a part thereof. Statements in this Offering Circular as to the contents of any contract or other document filed as an exhibit to the Offering Circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Offering Circular, each such statement being qualified in all respects by such reference.

A copy of the Offering Circular and the exhibits and schedules that were filed with the Offering Circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the Offering Circular may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the

Period Ended December 31, 2024 and Inception to December 31, 2023

Report of Independent Registered Accounting Firm	1
Balance Sheet, December 31, 2024 and December 31, 2023	F–1
Statements of Operations, Year ending December 31, 2024 and inception to December 31, 2023	F–2
Statements of Stockholders’ Equity (Deficit), December 31, 2024 and December 31, 2023	F–3
Statements of Cash Flows, Year ending December 31, 2024 and inception to December 31, 2023	F-4
Notes to the Financial Statements	F–5

C3 BULLION, Inc.

875 N. Michigan Avenue, Suite 3100 Chicago, IL 60611

Email: cwerner@C3Bullion.com Tel: 920-207-0100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of C3 Bullion, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of C3 Bullion, Inc. (“the Company”) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficit and expects to continue to incur significant cost in pursuit of its proposed business plans and capital raises. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and

(2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2024.

Spokane, Washington April 30, 2025

C3 BULLION, INC.

Financial Statements Balance Sheets

December 31 2024 and 2023

	2024	2023
ASSETS

Current Assets
Cash and cash equivalents	$ 235,030	$ 281,407
Other Current Assets
Due from related party C3 Bullion Advisory, LLC	46,500	30,000
Due from related party C3 Capital LP	-	100,398
Prepaid expenses	20,091	3,988
Total other current assets	301,621	415,793

Intangible Assets, net	93,333	-
TOTAL ASSETS	394,954	415,793

CURRENT LIABILITIES
Accrued Expenses and Accounts Payable	21,348	2,230
Note Payable - Related party ESG	195,000	195,000
TOTAL CURRENT LIABILITIES	216,348	197,230

Commitments and contingencies	-	-

STOCKHOLDER'S EQUITY (DEFICIT)
Common shares, .001 par value, 20,000,000 authorized
10,277,500 issued and outstanding as of 12/31/2024
9,880,000 issued and outstanding as of 12/31/2023	10,278	9,880
Additional paid in capital (less cost of capital)	1,574,923	794,020
Subscription receivable	(50,000)	(30,000)
Option exercise receivable	(20,000)	(40,000)
Accumulated deficit	(1,336,595)	(515,337)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	178,606	218,563
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$ 394,954	$ 415,793

C3 BULLION, INC.

Financials Statements

STATEMENT OF OPERATIONS

For the years ended December 31, 2024 and date of inception (May 19, 2023) to December 31, 2023

	2024	2023
Revenues	$-	$-
Gross income	-	-
Operating Expenses Advertising & promotion expense	29,265	-
Amortization	6,667	-
Bank charges	5,461	1,330
Consulting fees	564,098	243,146
Insurance	-	431
Legal & professional fees	87,446	21,090
Office supplies and expenses	1,673	1,401
Rent	5,851	431
Software & Technology Expense	74,393	8,461
Startup Costs	-	239,047
Taxes & Licenses	500	-
Travel, meals, and entertainment	47,063	-
Utilities	830	-
Total Operating Expenses	823,247	515,337
Income (loss) from operations	(823,247)	(515,337)
Other income (expense) transaction fee income	2,600	-
Interest income	4,574	-
Loss on cryptocurrency remeasurement	(5,184)	-
Total other income (expense)	1,990	-
Net Loss before provision (benefit) for income taxes	$(821,257)	$(515,337)
Provision (benefit) for income taxes	-	-
Net Loss	$(821,257)	$(515,337)
Net Proft (Loss) per share Attributable to Common Stockholders	$(0.08)	$(0.05)
Weighted Average Shares Outstanding Attributable to Common Stockholders	10,132,020	9,674,031

C3 BULLION, INC.

Statement of Stockholders equity (deficit)

From Inception to December 31, 2024

	Common Shares		Preferred shares
	Shares	$	Shares	$	Paid in capital in excess of par	Deficit	Subscriptions & option exercise receivable	Shareholder equity (deficit)
Balance at inception	0	$ -	0	$ -	$ -	$ -	$ -	$ -
Issuance of founder's shares	8,900,000	$ 8,900	0	$ -	$ -	$ -	$ -	$ 8,900
Issuance of additional shares for cash	980,000	$ 980	0	$ -	$ 794,020	$ -	$ (70,000)	$ 725,000
Net loss	0	$ -	0	$ -	$ -	$ (515,337)		$ (515,337)
Balance at 12/31/2023	9,880,000	$ 9,880	0	$ -	$ 794,020	$ (515,337)	$ (70,000)	$ 218,563
Cash receipt of Subscriptions and options receivable	0	$ -	0	$ -	$ -	$ -	$ 50,000	$ 50,000
Issuance of additional shares for cash	397,500	$ 398	0	$ -	$ 864,603	$ -	$ (50,000)	$ 815,001
Offering costs paid, reducing APIC					$ (83,701)			$ (83,701)
Net Loss	0	$ -	0	$ -	$ -	$ (821,257)	$ -	$ (821,257)
Balance 12/31/2024	10,277,500	$ 10,278	0	$ -	$ 1,574,922	$ (1,336,594)	$ (70,000)	$ 178,606

C3 BULLION, INC.

Financial Statements STATEMENT OF CASH FLOWS

For the year ended December 31, 2024 and date of inception (May 19, 2023) to December 31, 2023

	2024		2023
Cash Flows from Operating Activities
Net loss		$(821,257)		$(515,337)
Non-cash items
compensation of $8900 in exchange for par value of founder's stock		-		8,900
Depreciation & Amortization		6,667		-
Changes in operating Assets and Liabilities:
Assets:		-		(134,386)
Decrease (increase) in related party receivable		(16,102)		-
Decrease (increase) in prepaid expenses		(16,103)
Decrease (Increase) in other current assets
Liabilities:
Increase (decrease) in related party payable		-		195,000
Increase (decrease) in accounts payable		19,118		2,230
Net cash used in operating activities		-827,677		-443,593
Cash Flows from Financing Activities
Issuance of shares for cash contributions net of offering costs		711,300		-
cash received for subscription receivable		50,000		-
cash received for option receivable		20,000		725,000
Net cash provided by financing activities		781,300		725,000
Net increase (decrease) in cash		$(46,377)		$281,407
Cash beginning of period		$281,407		$-
Cash end of period		$235,030		$281,407
Taxes		$-		$-
Interest paid		$-		$-
Supplemental Disclosures of Non-Cash Investing and Financing Activities
exchange of intangible asset for related party receivable		100,000		-

See accompanying notes and independent accountants’ review report.

C3 BULLION, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD JANUARY 1, 2024 TO DECEMBER 31, 2024

Note 1 – Nature of Business and Summary of Significant Accounting Policies

C3 Bullion, Inc. doing business as C3 Bullion (“C3”), was incorporated in May of 2023. C3 is an alternative mine service provider with a focus on providing services and management consulting to producing gold mining companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At December 31, 2024, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the year ended December 31, 2024, the Company recognized $29,265 in advertising costs.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

●persuasive evidence of an arrangement exists;

●delivery has occurred, or services have been rendered;

●the fee for the arrangement is fixed or determinable; and

●collectability is reasonably assured.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects as well as transaction fee revenue earned in the issuance of certain securities. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services. During the period January 1, 2024 to December 31, 2024 $2,600 of transaction fee revenue has been recognized.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Allowance for Credit Losses

The Company recognizes an allowance on notes receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable operator accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its operators and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts.

The Company has determined that an allowance against notes receivable balances was not necessary at December 31, 2024 and December 31, 2024.

Fair Value of Financial Instruments

Financial Accounting Standards Board of Directors ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development were $0 for the year ended December 31, 2024 and December 31, 2023.

Intangible Assets

Intangible assets are amortized over the estimated economic useful life of 15 years. The Company’s management regularly reviews the carrying value of these assets for impairment and decline in value. Management believes that no impairment exists with respect to these assets as of December 31, 2024 and 2023. During the year ending December 31, 2024, the company acquired Intangible assets valued at $100,000. As of December, 2024 the company had intangible assets with a carrying of value of $93,333

Segment and Geographic Information

C3 Bullion, Inc. (“C3B”) has one reportable segment: mining management consulting. This segment provides management consulting services to mining projects under a business development and services arrangement. C3B derives revenue primarily in North America and manages the business activities on a consolidated basis. The services and technology used in the customer project arrangements is based on a single platform that is deployed to and implemented by project candidates in a similar manner. The mining management consulting segment derives revenues from mining projects by providing services under MSA arrangements. The application is a well-defined management consulting resource planning application used primarily by client projects to manage functions such as operations, capital formation, accounting, financial management, project management, and procurement. The service term for the MSA arrangements is variable, with the median term being approximately five years.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

C3B’s Company’s chief operating decision maker is the senior executive committee that includes the chief operating officer, chief financial officer, and the chief executive officer. The accounting policies of the management consulting segment are the same as those described in the summary of significant accounting policies. The chief operating decision maker assesses performance for the mining finance segment and decides how to allocate resources based on net income that also is reported on the income statement as consolidated net income. The measure of segment assets is reported on the balance sheet as total consolidated assets. The chief operating decision maker uses net income to evaluate income generated from segment assets (return on assets) in deciding whether to reinvest profits into the project or into other projects of C3B, such as for acquisitions or to pay dividends. Net income is used to monitor budget versus actual results. The chief operating decision maker also uses net income in competitive analysis by benchmarking to C3B’s competitors. The competitive analysis along with the monitoring of budgeted versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax basis of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances, and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of Delaware.

The Company has a net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Note 2 – Related Party Transactions

During the year ended December 31, 2023, the company issued a promissory note in the amount of $221,233 to related party ESG Corporation, which is controlled by officer and shareholder Christopher Werner. The note was issued in order to reimburse ESG Corporation for certain pre-opening expenses relating to the formation of the business including professional fees, banking charges, and miscellaneous costs incurred in the year preceding the formation of C3 Bullion Inc. On September 15, 2023, a payment in the amount of $26,233 was issued to ESG reducing the balance of the related party note payable to

$195,000. On September 30, 2024, the promissory note was renewed with a revised maturity date of September 30, 2027. As of December 34, 2024 the balance of the related party note was $195,000 and the interest rate is 0%.

During the year ended December 31, 2024 the company paid a professional services fee on behalf of a related party, C3 Bullion Advisory, LLC which is controlled by officer and shareholder Christopher Warner and shareholder Solomon Capital Management, an entity controlled by officer Luciano Duque. As of December 31, 2024 the company had a balance receivable from C3 Bullion Advisory, LLC of $46,500.

During the year ended December 31, 2024 the company exchanged a $100,398 related party receivable from a predecessor Colorado Corporation, C3 Bullion, Inc. for various intangible assets with a book value of $100,000. In the transaction, the book value of the intangible assets was transferred to offset the books value of the related party receivable and no gain, loss, or fair market value adjustment was recognized. The intangible assets include the domain, website, marketing material, and research. The related party is controlled by officer and shareholder Christopher Warner and shareholder Solomon Capital Management, an entity controlled by officer Luciano Duque. The

During the year ended December 31, 2024, the Company engaged the company officers Christopher Werner, Luciano Duque and Martin Gallon as consultants. Werner, Duque, and Gallon were paid fees during the year of $132,500 $132,500 and $28,883 respectively for services rendered plus reimbursement of expenses. Such fees were paid either to Werner, Duque, and Gallon directly or to entities they control. The three officers are expected to be engaged by the company for the foreseeable future and their fees may be adjusted from time to time.

Note 3 - Stockholders' Equity

Common Shares

The Company has 20,000,000, $0.001 par value common shares authorized and 10,257,500 Company issued common shares outstanding as of December 31, 2024. The Company had 20,000,000, $0.001 par value common shares authorized and 9,880,000 Company issued common shares outstanding as of December 31, 2023.

During the year ended December 31, 2024 the company issued 377,500 in exchange for $731,300 of proceeds net of offering costs of $83,701. During the period of inception to December 31, 2023 The company issued 7,200,000 Shares to its Board of Directors at the inception of the Company and the company also issued 980,000 shares in exchange for net proceeds of $725,000

As of December 31, 2024 There was a subscription and an option exercise receivable outstanding in the amount of $50,000 and

$20,000 respectively and representing an additional 40,000 and 20,000 shares respectively not included in the above totals. The totals represent subscription and options agreements that were executed as of December 31, 2024 but where subscriber funds had not yet been received by the Company. On February 11, 2025, the $50,000 subscription receivable was paid in full and the 40,000 shares were issued.

As of December 31, 2023 There was a subscription and an option exercise receivable outstanding in the amount of $30,000 and

$40,000 respectively and representing 15,000 and 40,000 shares, respectively. The totals represent subscription and options agreements that were executed as of December 31, 2023 but where subscriber funds had not yet been received by the Company. During the year ended December 31, 2024, the entire $30,000 subscription receivable paid and $20,000 of the $40,000 options exercise was paid resulting in an outstanding options exercise receivable of $20,000 at December 31, 2024.

The Company has 20,000,000, $0.001 par value, Shares authorized, and 9,880,000 Company issued and outstanding at December 31, 2023. The Company issued 7,200,000 Shares to its Board of Directors at the inception of the Company.

The company issued to founders for services and recognized $8900 in stock compensation record as consulting fees on the income statement

Note 4 – Stock Based Compensation

During the year ended December 31, 2023, the Board of Directors approved the 2023 Equity Incentive Plan (the 2023 Plan). Under the Plan, 1,000,000 shares of Common Stock were reserved for issuance to key employees. No stock option grants were awarded during the year ending December 31, 2024. None of the 30,000 options outstanding as of December 31, 2023 were exercised during the year ending December 31, 2024 and all of the outstanding shares as of December 31, 2024 expire on September 15, 2025. During the year ending December 31, 2024 $20,000 of a total of $40,000 of exercised proceeds receivable was received. As of December 31, 2024, $20,000 of exercise proceeds remain receivable. All options vest immediately.

A summary of stock option activity is as follows:
	2023 Plan	Weighted
		Average
		Exercise Price
Outstanding at inception	0	$0.00
Awarded (inception to December 31, 2023)	70,000	$1.00
Exercised (inception to December 31, 2023)	40,000	$1.00
Forfeited (inception to December 31, 2023)	0	$1.00
Outstanding at December 31, 2023	30,000	$1.00
Awarded (January 1 to December 31, 2024)	0	$1.00
Exercised (January 1 to December 31, 2024)	0	$1.00
Forfeited (January 1 to December 31, 2024)	0	$1.00
Outstanding at December 31, 2024	30,000	$1.00

The intrinsic value of the options is $1.50 per share which is based on the fair market value of the shares of

$2.50 per an share and the exercise price of $1.00 per share.

The estimated value of the shares is based on the latest actual price paid for shares during the period.

Estimated fair value of shares: $2.50

Note 5 - Subsequent Events

The Company has evaluated subsequent events through April 31, 2025, the date these financial statements were available to be issued. On February 11, 2025, a payment in the amount of $50,000 representing the entire balance of the Subscription receivable account was received. Upon receipt of these funds, 40,000 shares were issued to the subscriber. The total amount of shares issued and outstanding as of April 30, 2025 is 10,297,500.

*****

C3 Bullion, Inc.

8,000,000

SHARES OF COMMON STOCK OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is May 23, 2025

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Number  Description of Exhibit

2.1Certificate/Articles of Incorporation***

2.2 Bylaws***

3.1 Form of BOD Nomination Agreement***

3.2 Form of BOD Indemnification Agreement***

4.1 Form of Subscription Agreement***

6.1 Board of Directors Services Agreement with Solutionsloft, LLC***

6.2 Board of Directors Service Agreement with Mine +***

6.3 Stock Incentive Plan***

6.4 Stock Option Plan***

6.5 Investor Relations Agreement with tZero***

6.6 Employment Agreement, Gallon***

6.7 Employment Agreement, Werner***

6.8 Employment Agreement, Duque ***

6.9 Broker Dealer Reg A+ Agreement—tZero***

6.10 Marketing Service Agreement with Valynt Digital***

6.11 Public Relations Agreement with Sam Amsterdam***

10.1 Convertible Promissory Note***

11.1 Consent of Simmons Associates, Ltd.***

11.2 Consent of Fruci & Associates II, PLLC***

12.1 Form of Opinion Simmons Associates, Ltd.***

*Filed herewith.

** To be filed by amendment.

***Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized in Chicago, Illinois, on the 23rd day of May, 2025.

C3 BULLION, INC.

By:/s/ Christopher Werner

Christopher Werner

Chief Executive Officer and Director

This Offering Circular has been signed by the following person in the capacities indicated on May 23, 2025.

By:/s/ Jim Elgart

Jim Elgart

Chief Financial Officer

This Offering Circular has been signed by the following person in the capacities indicated on May 23, 2025.

C3 BULLION, INC.

Disclaimer

No money or consideration is being solicited by the information in this Offering Circular or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities C3 is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the Offering Qualification Date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in this Offering Circular or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting:

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001742808&owner=exclude&count=40.

All information contained in this Offering Circular is subject to change.